UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Astoria Financial Corporation
(Name of Registrant as Specified In Its Charter)

N/A

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One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 11, 2011

Dear Fellow Shareholder:

I am very pleased to invite you to Astoria Financial Corporation’s Annual Meeting of Shareholders to be held at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040 on Wednesday, May 18, 2011, at 9:30 a.m., Eastern Time. At this meeting, you will be asked to consider and act upon the matters described in the enclosed Notice of Annual Meeting of Shareholders.

You are cordially invited to attend the Annual Meeting of Shareholders in person. Even if you plan to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important. We appreciate your taking the time to vote promptly.

Sincerely

George L. Engelke, Jr.
Chairman and Chief Executive Officer

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 18, 2011

The Annual Meeting of Shareholders of Astoria Financial Corporation will be held on Wednesday, May 18, 2011, at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. The meeting will be held to consider and act upon the following matters:

1.	The election of three directors for terms of three years each;

2.	The approval of an amendment to the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation;

3.	A non-binding advisory vote to approve the compensation of our named executive officers;

4.	A non-binding advisory vote to determine the frequency of future shareholder advisory votes to approve the compensation of named executive officers;

5.	The ratification of the appointment of our independent registered public accounting firm;
and

6.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of record of Astoria Financial Corporation common stock as of the close of business on March 25, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 for a period of ten days prior to the meeting.

For the convenience of our shareholders, proxies may be given either by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card.  In addition, shareholders may elect to receive future shareholder communications, including proxy materials, through the Internet.  Instructions for each of these options can be found in the enclosed materials.

By order of the Board of Directors

Alan P. Eggleston
Executive Vice President,
April 11, 2011	Secretary and General Counsel

Astoria Financial Corporation
Proxy Statement
Table of Contents
General Information	1
Voting and Quorum Requirements	1
How to Vote	2
Revocation of Proxies	3
Interests of Certain Persons in Certain Proposals	3
Security Ownership of Certain Beneficial Owners	4
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	5
Board Nominees, Directors and Executive Officers	6
Biographical Information	6
Directors and Board Nominees	7
Executive Officers Who Are Not Directors	10
Director Independence	11
Director Independence Standards	12
Board Leadership Structure	14
Oversight of Risk Management	14
Identifying and Evaluating Nominees for Director	15
Committees and Meetings of the Board	16
Compensation Committee	16
Corporate Governance	17
Nominating and Corporate Governance Committee	19
Audit Committee	20
Transactions with Certain Related Persons	20
Security Ownership of Management	22
Compensation Committee Interlocks and Insider Participation	24
Director Compensation	25
Directors’ and Other Fee Arrangements	25
1999 Directors Option Plan	25
2007 Director Stock Plan	26
Directors’ Retirement Plan	26
Directors Deferred Compensation Plan	28
Directors’ Death Benefit	28
Travel Expenses and Other Perquisites	29
2010 Director Compensation Table	30
Executive Compensation	30
Compensation Committee Report	31
Compensation Discussion and Analysis	31
Executive Compensation Philosophy	31
Base Salary	33
Short-Term Non-Equity Incentive Plan Compensation	35
Equity-Based Compensation	38
Retirement Benefits	39
Perquisites	41
Other Banking Services	41
Company-Provided Automobiles	41
Use of Corporate Aircraft and Other Travel-Related Expenses	41
Other Benefits	42
All Other Compensation Table	43
2010 Grants of Plan-Based Awards Table	44
2010 Outstanding Equity Awards At Fiscal Year-End Table	46
2010 Stock Vested	48
Additional DB Plan Information	48

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2010 Pension Benefits Table	50
Other Potential Post-Employment Payments	50
PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN	56
Why We Are Asking For Shareholder Approval	56
Material Provisions of the Plan	57
Federal Income Tax Consequences	62
Status of Outstanding Option Grants and Plans	64
New Plan Benefits	64
PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVES	66
PROPOSAL NO. 4 – NON-BINDING ADVISORY VOTE TO DETERMINE THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVES	67
PROPOSAL NO. 5 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	68
KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2009 and 2010	68
Audit Committee	69
Report of the Audit Committee	70
Additional Information	70
Section 16(a) Beneficial Ownership Reporting Compliance	70
Cost of Proxy Solicitation	71
Shareholder Proposals	71
Notice of Business to be Conducted at an Annual Meeting	71
Shareholder Communications	72
Director Attendance at Annual Meetings	72
Householding	72
Other Matters Which May Properly Come Before the Meeting	73
EXHIBIT A – AMENDMENT TO THE 2005 RE-DESIGNATED, AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES OF ASTORIA FINANCIAL COORPORATION	74

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ASTORIA FINANCIAL CORPORATION
One Astoria Federal Plaza
Lake Success, New York 11042-1085

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 18, 2011

General Information

This Proxy Statement and the accompanying proxy card are being furnished to holders of Astoria Financial Corporation, referred to as AFC, common stock in connection with the solicitation of proxies by the Board of Directors of AFC, referred to as the Board, for use at the AFC Annual Meeting of Shareholders to be held on May 18, 2011, and at any adjournments or postponements thereof, referred to as the Annual Meeting. AFC’s Annual Meeting will be held at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. Only holders of record of AFC’s issued and outstanding common stock, par value $0.01 per share, referred to as AFC Common Stock, as of the close of business on the Record Date, March 25, 2011, are entitled to vote at the Annual Meeting.  AFC’s 2010 Annual Report and Form 10-K, which includes the consolidated financial statements of AFC for the fiscal year ended December 31, 2010, referred to as the Consolidated Financial Statements, accompany this Proxy Statement and the proxy card which are first being mailed or given to shareholders of record on or about
April 11, 2011.  AFC is the parent company of Astoria Federal Savings and Loan Association, referred to as the Association.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011:

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://bnymellon.mobular.net/bnymellon/af

Voting and Quorum Requirements

As of the Record Date, there were 98,478,119 shares of AFC Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Except as described below, each share of AFC Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of all of the shares of AFC Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

The election of directors shall be by a plurality of votes cast by the holders of AFC Common Stock present, in person or by proxy, and entitled to vote thereon. Holders of AFC Common Stock may not vote their shares cumulatively with respect to the election of directors. The approval of the amendment to the  2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2005 Stock Incentive Plan, the approval, on a non-binding basis, of the compensation of our named executive officers, and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC require the affirmative vote of a majority of the votes cast by the holders of AFC Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.  The proposal, on a non-binding basis, regarding the frequency of future advisory votes on our named executive officer compensation asks you to consider whether such vote should occur “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS.”  The choice that receives the highest number of votes, even if it receives less than a majority of the votes cast, will be deemed the choice of the shareholders in the non-binding advisory vote with respect to the frequency at which future advisory proposals on named executive officer compensation are submitted for shareholder consideration.

Shares of AFC Common Stock as to which the “ABSTAIN” box has been selected on the proxy card with respect to the approval of the amendment to the 2005 Stock Incentive Plan, the approval, on a non-binding basis, of our named executive officer compensation, or the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC will be counted as present and entitled to vote and will have the effect of a vote against such approval or ratification, as the case may be. In contrast, shares of AFC Common Stock underlying broker non-votes and shares for which a proxy card is not returned will not be counted as present and entitled to vote and will have no effect on the vote on such proposals. With respect to the proposal, on a non-binding basis, regarding the frequency of future advisory votes on our named executive officer compensation, shares of AFC Common Stock as to which the “ABSTAIN” box has been selected on the proxy card, shares underlying broker non-votes and shares for which a proxy card is not returned will be treated as shares that are not represented and will have no effect on the outcome of the vote.

Because the votes on the non-binding proposals to approve the named executive officer compensation and the frequency of the vote on such compensation are advisory, they will not be binding on the Board.  However, we will consider the outcome of the vote when considering future executive compensation arrangements and the frequency of future advisory votes on executive compensation.

How to Vote

You may vote your shares:

(1)   By Internet.  Vote at the Internet address shown on your proxy card or voting instruction form. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Tuesday, May 17, 2011.  Once you are in the Internet voting system, you can record and confirm or change your voting instructions.

(2)  By mail.  Mark and sign the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope.

(3)   By telephone.  Vote by telephone using the instructions on the enclosed proxy card or voting instruction form.

Every properly executed or submitted proxy card that is received by AFC prior to the closing of the polls at the Annual Meeting will be voted in accordance with the instructions contained therein unless otherwise revoked.  Properly executed and submitted unmarked proxy cards will be voted FOR the election of the Board’s nominees as directors, FOR the approval of an amendment to the 2005 Stock Incentive Plan, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the approval, on an advisory basis, of the option of “every year” as the frequency of future advisory votes to approve the compensation of our named executive officers, and FOR the ratification of the appointment of our independent registered public accounting firm.

Alternatively, you may attend the annual meeting and vote in person.  Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or attend the annual meeting. Shareholders who desire to attend the Annual Meeting and vote their shares in person may obtain directions by calling The Inn at New Hyde Park at (516) 354-7797 or AFC’s Investor Relations Department at (516) 327-7869.

Participants in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan, referred to as the ESOP, or the Astoria Federal Savings and Loan Association Incentive Savings Plan, referred to as the Incentive Savings Plan, are permitted to direct the vote of their allocated shares held by these plans by mail only  following procedures established for those plans.  If you are a shareholder whose shares are not registered in your name, you will need an assignment of voting rights from the shareholder of record to vote personally at the Annual Meeting.

Pursuant to the Certificate of Incorporation of AFC, no record shareholder of AFC Common Stock  who, as of the Record Date, beneficially owns, directly or indirectly, more than ten percent (10%) of AFC Common Stock outstanding on such date will be entitled or permitted to vote any shares of AFC Common Stock in excess of ten percent (10%) of AFC Common Stock outstanding as of the Record Date. For purposes of this limitation, neither the ESOP, nor the trustee of such plan, is considered the beneficial owner of the AFC Common Stock held by the ESOP.

Participants in the ESOP and the Incentive Savings Plan have the right to direct the voting of AFC Common Stock held in their plan accounts, but do not have the right to vote those shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Revocation of Proxies

 Any shareholder who executes a proxy has the right to revoke it at any time before it is voted at the Annual Meeting.  A proxy may be revoked by delivering to the Secretary of AFC, at its principal office or at the Annual Meeting prior to the closing of the polls at the Annual Meeting, either a written revocation or a proxy, duly executed, bearing a later date, or by attending the Annual Meeting and voting in person.

Interests of Certain Persons in Certain Proposals

AFC’s executive officers, including the two executive officers who are members of the Board, have  interests in matters that will be acted upon at the Annual Meeting that are different from the interests of AFC’s shareholders generally.  At the Annual Meeting, shareholders will be asked to vote on Proposal No. 2 to amend the 2005 Stock Incentive Plan.  If the proposal is adopted, each of AFC’s executive officers will continue to be eligible to receive a portion of their compensation for services as an executive officer in the form of stock option grants and awards of restricted stock.  Shareholders will also be asked to cast a non-binding advisory vote on Proposal No. 3 regarding compensation to our named executive officers, and the results of such advisory vote may influence future compensation decisions.  The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of the proposed amendment to the 2005 Stock Incentive Plan and Proposal No. 3.

Security Ownership of Certain Beneficial Owners

 The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of AFC Common Stock by each person or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, known to AFC to be the beneficial owner of more than five percent (5%) of AFC voting stock. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name & Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
Committee under the ESOP,	11,491,810	(1)	11.67
Committee appointed as Plan Administrator of the Incentive Savings Plan,
Trustee of the Association Employees’ Pension Plan, and ESOP
c/o Astoria Federal Savings and Loan Association
One Astoria Federal Plaza
Lake Success, New York 11042

BlackRock, Inc.	8,194,992	(2)	8.32
55 East 52nd Street
New York, New York 10055

FMR LLC	7,466,272	(3)	7.58
82 Devonshire Street
Boston, Massachusetts 02109

EARNEST Partners, LLC	6,777,077	(4)	6.88
1180 Peachtree Street NE
Suite 2300
Atlanta, Georgia 30309

(1)
The ESOP is an employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended, referred to as  ERISA. The ESOP provides for individual accounts for the accrued benefits of participating employees of AFC and its subsidiaries and their beneficiaries and is administered by the Committee under the ESOP comprised of five officers of the Association. The assets of the ESOP are held in trust by Prudential Bank & Trust, FSB. The five individuals comprising the Committee under the ESOP also serve as the Committee appointed as Plan Administrator of the Incentive Savings Plan and as Trustee of the Association Employees’ Pension Plan,  referred to as the Plan Committees. The Incentive Savings Plan is a defined contribution pension plan under ERISA and the Association Employees’ Pension Plan, referred to as the Employees Pension Plan, is a defined benefit pension plan under ERISA. The ESOP held, as of December 31, 2010, 9,578,510 shares of AFC Common Stock, 6,142,116 shares of which had been allocated to the accounts of individual participants and their beneficiaries. State Street Bank and Trust Company has been appointed as a fiduciary of the ESOP for the purpose of determining how to vote the ESOP’s AFC Common Stock at the Annual Meeting. For voting purposes, each participant as a “named fiduciary” will be eligible to direct State Street Bank and Trust Company how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to his or her account under the ESOP. The remaining unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by State Street Bank and Trust Company at the Annual Meeting in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon State Street Bank and Trust Company and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights as well as the voting and tendering of unallocated AFC Common Stock. As of December 31, 2010, the Employees Pension Plan held 839,429 shares of AFC Common Stock. The trustees will determine the manner in which such shares are voted at the Annual Meeting. The Incentive Savings Plan, as of December 31, 2010, held 1,073,871 shares of AFC Common Stock for the account of individual participants of the Incentive Savings Plan. For voting purposes, each participant as a “named fiduciary” will be eligible to provide voting instructions which will be taken into account by the Association, through the Committee, in directing Prudential Bank & Trust Company, as trustee of the Incentive Savings Plan, how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to such participant’s account under the Incentive Savings Plan, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon the Association, the Committee and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Pursuant to a Schedule 13G filed February 10, 2011, the ESOP claims beneficial ownership of, and shared voting and dispositive power with respect to, 9,578,510 shares of AFC Common Stock as of December 31, 2010. The Committee under the ESOP, the Committee appointed as Plan Administrator of the Incentive Savings Plan and the Trustees of the Employees Pension Plan claim beneficial ownership of 11,491,810 shares of AFC Common Stock, sole voting and dispositive power with respect to 839,429 shares of AFC Common Stock, shared voting power with respect to 1,073,871 shares of AFC Common Stock and shared dispositive power with respect to 10,652,381 shares of AFC Common Stock as of December 31, 2010.  No individual member of the Plan Committees controls the actions of the Plan Committees and each such individual disclaims beneficial ownership of shares beneficially owned by the Plan Committees except as to shares held or allocated to their respective individual accounts.

(2)
According to a filing on Schedule 13G, filed on or about February 2, 2011,  BlackRock, Inc. claims sole voting and dispositive power with respect to 8,194,992 shares of AFC Common Stock as of December 31, 2010.

(3)	According to a filing on Schedule 13G, filed on or about February 14, 2011, FMR LLC claims sole dispositive power with respect to 7,466,272 shares of AFC Common Stock as of December 31, 2010.
(4)
According to a filing on Schedule 13G, Amendment No. 6, filed on or about February 10, 2011, EARNEST Partners, LLC claims sole voting power with respect to 2,962,376 shares of AFC Common Stock, shared voting power with respect to 1,377,551 shares of AFC Common Stock and sole dispositive power with respect to 6,777,077 shares of AFC Common Stock as of December 31, 2010.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

 The Board consists of nine (9) directors divided into three classes: one class of four directors, one class of three directors and one class of two directors. Upon election by the shareholders, the directors of each class generally serve for a term of three years, with the directors of one class elected each year. From time to time, nominees may be recommended for shorter terms to either reclassify the directors, so as to maintain the classes as equal in number as possible, or to provide earlier shareholder input in filling expected vacancies.  We note with sadness the passing of Mr. Thomas J. Donahue in May 2010.  As a consequence of his passing, the size of the Board was reduced from ten (10) to nine (9) directors.

In all cases, directors serve until their respective successors are duly elected and qualified. Pursuant to the Bylaws of AFC, no person is eligible for election or appointment as a director who is seventy-five (75) years of age or older, and no person shall continue to serve as a director after the regular Board meeting immediately preceding such director’s seventy-fifth (75th) birthday, referred to as mandatory retirement.

    The directors whose terms expire at the Annual Meeting are George L. Engelke, Jr., Peter C. Haeffner, Jr. and Ralph F. Palleschi.  Each of the directors whose terms expire at the Annual Meeting, referred to individually as a Board Nominee and collectively as the Board Nominees, has been nominated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee, to stand for re-election, and, if elected, to serve for a term expiring at the annual meeting of shareholders of AFC to be held in 2014.  Mr. Engelke and Mr. Haeffner will reach mandatory retirement age from the Board following the close of the regular Board meetings scheduled immediately preceding November 17, 2013 and February 22, 2014, respectively.   Each Board Nominee has consented to being named in this Proxy Statement and to serve as a director of AFC if elected.

If any Board Nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, to replace such nominee. The Board presently has no knowledge that any of the Board Nominees will refuse or be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE BOARD NOMINEES FOR ELECTION AS DIRECTORS OF AFC FOR TERMS OF THREE YEARS EACH.

Board Nominees, Directors and Executive Officers

The following table sets forth information regarding the Board Nominees and other members of the Board.

Name	Age (1)	Positions Held with AFC (2)	Director Since	Term Expires
George L. Engelke, Jr.	72	Director, Chairman of the	1993	2011
		Board, Chief Executive
		Officer and Board Nominee
Gerard C. Keegan	64	Director, Vice Chairman and	1997	2012
		Chief Administrative Officer
John R. Chrin	47	Director	2009	2013
John J. Conefry, Jr.	66	Director and Vice Chairman	1998	2013
Denis J. Connors	69	Director	1993	2012
Peter C. Haeffner, Jr.	72	Director and Board Nominee	1997	2011
Brian M. Leeney	61	Director	2009	2013
Ralph F. Palleschi	64	Director, Presiding Director and Board Nominee	1996	2011
Thomas V. Powderly	73	Director	1995	2013

(1)           As of the Record Date
(2)           All directors of AFC also serve as directors of the Association

The following table sets forth information regarding the non-director executive officers of AFC.

Name	Age (1)	Positions Held With AFC
Monte N. Redman	60	President and Chief Operating Officer
Alan P. Eggleston	57	Executive Vice President, Secretary and General Counsel
Frank E. Fusco	47	Executive Vice President, Treasurer and Chief Financial Officer
Arnold K. Greenberg	70	Executive Vice President and Assistant Secretary
Gary T. McCann	57	Executive Vice President

(1)	As of the Record Date.

All executive officers of AFC are elected annually and serve until their respective successors have been chosen, subject to their removal as officers at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board. For additional information, see Compensation Discussion and Analysis, referred to as the CD&A, commencing on page 31.

Biographical Information

The following is a brief description of the business experience of the directors, Board Nominees and executive officers for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Exchange Act. Also set forth below for each director and nominee is the specific experience, qualifications, attributes or skills that lead to the conclusion that such person should serve as a director of AFC.  In addition, each Board nominee has been reviewed by the Nominating and Corporate Governance Committee of the Board based upon AFC’s Nominee Qualification Guidelines. For further information regarding the Guidelines, see page 15.

Directors and Board Nominees

George L. Engelke, Jr. has been Chief Executive Officer and a director of AFC since its formation in 1993. He has served as Chairman of the Board and Chairman of the Board of Directors of the Association since April 1997. He served as President of AFC from 1993 to August 2007.  He joined the Association in 1971 as Vice President and Treasurer. He was named Executive Vice President and Treasurer in 1974, Chief Operating Officer in 1986 and President and Chief Executive Officer in 1989. He has served as a director of the Association since 1983. Mr. Engelke serves on the Advisory Board of Neighborhood Housing Services of New York City, Inc. He is a former director and Chairman of the Federal Home Loan Bank of New York and a former member of the Thrift Institutions Advisory Panel to the Federal Reserve Bank of New York. He is a member of the Board of Trustees of Long Island University and a director of the New York Bankers Association. Mr. Engelke previously served as a member of the Financial Accounting Standards Advisory Council.

Mr. Engelke brings to his position thirty nine years of executive management experience with the Association and over 20 years as its leader. He is responsible for developing the Association from a relatively small mutual thrift institution into one of the largest publicly traded thrifts in one of the United States’ most competitive markets.  He has extensive experience in the thrift industry covering a wide variety of economic and interest rate cycles. He has an extensive knowledge of the history of the Association and the markets in which it operates. He is well versed in the regulatory and other issues facing AFC and its industry. His extensive executive management experience includes, but is not limited to, strategic planning and its implementation.

Mr. Engelke, a certified public accountant, has a background in accounting and finance which includes, but is not limited to, the development, implementation and evaluation of internal control structures, particularly in the thrift industry.

Effective July 1, 2011 Mr. Engelke will relinquish his position as Chief Executive Officer of AFC and the Association, after which time he will continue to serve as Chairman of the Board and Chairman of the Board of Directors of the Association.

 Gerard C. Keegan has been Vice Chairman, Chief Administrative Officer and a director of AFC and the Association since September 30, 1997, when he joined AFC following the acquisition of The Greater New York Savings Bank, referred to as The Greater, and its merger with and into the Association, referred to as The Greater Acquisition. He is responsible for the retail and business banking, information services, and marketing areas of the Association. Prior to joining AFC, Mr. Keegan served from 1991 to 1997 as Chairman, President and Chief Executive Officer of The Greater. From 1988 to 1991, he served as President and Chief Operating Officer of The Greater. He served as a director of The Greater from 1988 to 1997. He is a member of the Board of Trustees of St. Francis College.

Mr. Keegan also brings to his position a long history of executive management and leadership service to the Association and its predecessors. He has extensive experience in the thrift industry covering numerous operating areas and a wide variety of economic and interest rate cycles. He has an extensive knowledge of the history of the Association and the markets in which it operates. He has served in executive management in a predecessor thrift institution and, therefore, has experienced a diversity of corporate cultures. He has experience both at the management level and working day to day in a retail banking setting. He is familiar with the regulatory and other issues facing AFC and its industry. His extensive executive management experience includes, but is not limited to, marketing, sales management, integrating sales incentives with effective operating controls, lending and loan workouts.

John R. Chrin has been a director of AFC and the Association since December 2009. Currently, Mr. Chrin serves as Global Financial Services Executive-in-Residence and Financial Services Laboratory Fellow at Lehigh University. From 1999 until 2009, he served in a variety of capacities with JPMorgan Chase & Co., culminating in his serving as a Managing Director, Financial Institutions Group and co-head of Financial Institutions Mergers and Acquisitions.  From 1994 to 1999, he served in a variety of capacities with Merrill Lynch & Co., culminating in his service as Director, Financial Institutions Group. From 1988 to 1994, he served in a variety of capacities with JPMorgan & Co., culminating in his service as a Vice President, Financial Institutions Group.

Mr. Chrin brings extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He has extensive knowledge of the capital markets and of mergers and acquisitions, specifically within the financial services industry. He has an MBA from Columbia University in finance and marketing and has extensive experience in reviewing and assessing the business plans and strategies of numerous financial institutions, both larger and smaller than AFC.

John J. Conefry, Jr. has served as Vice Chairman and a director of AFC since 1998 when he joined AFC following the acquisition of Long Island Bancorp, Inc., referred to as LIB, and the merger of LIB with and into AFC and the merger of LIB’s wholly owned subsidiary, The Long Island Savings Bank FSB, referred to as LISB, with and into the Association, referred to as the LIB Acquisition. He served as an executive officer of AFC from September 1998 to December 2000. Prior to joining AFC, Mr. Conefry served as Chief Executive Officer of LISB from 1993 and of LIB from 1994 through the consummation of the LIB Acquisition. He was named President of LIB and LISB in 1996. Mr. Conefry served as a director of LISB from 1980 and of LIB from 1993 until 1998. He was named Vice Chairman of LISB in 1993. He served as Chairman of the Board of Directors of LIB and of LISB from 1994. Prior to joining LISB in 1993, Mr. Conefry was employed by Merrill Lynch, Pierce, Fenner & Smith, Inc., as a Senior Vice President from 1981 to 1993. Prior to that, he was a partner in the public accounting firm of Deloitte Haskins & Sells, the predecessor of Deloitte & Touche LLP. Mr. Conefry also serves on a number of boards of not-for-profit organizations. Mr. Conefry is a director and Audit Committee Chairman of 1-800-FLOWERS.COM, Inc., a floral, food and gift retailer whose common stock is registered under Section 12 of the Exchange Act and trades on The NASDAQ Stock Market under the symbol “FLWS.”

Mr. Conefry brings extensive experience in managing, planning for and operating a large thrift institution in the markets in which AFC operates and as a director of public companies.  Mr. Conefry is a  certified public accountant and Audit Committee Chairman for another publicly traded company referenced above. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He also has prior experience in the capital markets.

 Denis J. Connors has been a director of AFC since its formation in 1993 and is a former Chairman and Chief Executive Officer and a former director of Curran & Connors, Inc., a designer and publisher of annual reports. He has served as a director of the Association since 1990. He is currently a trustee emeritus of the Good Samaritan Hospital Foundation.

Mr. Connors brings extensive entrepreneurial experience developing and managing small and medium size businesses. As such, he has hands on experience in marketing and sales, finance, the human resources function and  strategic planning and implementation. He has a long history with and knowledge of the Association and of the markets and communities in which AFC operates. He has an extensive background in shareholder communications and investor relations issues from his experience at Curran & Connors, Inc.

Peter C. Haeffner, Jr. has been a director of AFC and the Association since September 30, 1997 following The Greater Acquisition. He is Managing Director and Principal of Sphaeff, LLC, a real estate investment and advisory company. From 2005 to 2009, he served as Managing Director and Principal of PHAEF, LLC, a real estate and investment advisory company. From 2001 to December 2004, he served as Managing Director and Principal of Real Estate Trade Advisors LLC, a real estate finance and advisory company. From December 1998 to June 2001, he served as Senior Director, Financial Services Group, of Cushman & Wakefield, Inc., a real estate firm. Mr. Haeffner served as Senior Managing Director, Financial Services Group, Corporate Advisory and Finance Division of Cushman & Wakefield, Inc. from December 1997 to December 1998 and as its Eastern Regional Director, Financial Services Group from May 1994 to December 1997. Previously, Mr. Haeffner was President and Managing Director of Sonnenblick-Goldman Company, a real estate firm, for a period of eight years. Mr. Haeffner also serves as a director of Stewart Title Insurance Company of New York. Mr. Haeffner served as a director of The Greater from 1992 to 1997.

Mr. Haeffner brings extensive experience in real estate in New York and major markets in the eastern United States, as well as significant experience in real estate lending and loan workouts. He has experience as a director of another publicly traded financial institution.

Brian M. Leeney has been a director of AFC and the Association since August 2009.  From 1968 to 2003, Mr. Leeney served in a variety of capacities for Allied Irish Banks and its subsidiary companies. From 2002 to 2003 and from 1996 to 2001, he served as Executive Vice President and Director of Mergers and Acquisitions and as Executive Vice President and General Manager, respectively, of Allied Irish Banks USA. From 2001 to 2002, he served as Chairman and Chief Executive Officer of CCS, Inc., a philanthropic fund raising consulting firm. From 1994 to 1995, he served as Executive Vice President and Head of the Commercial Real Estate Division of First Maryland Bank. From 1991 to 1994, he served as Senior Vice President and General Manager of Allied Irish Banks New York and, from 1968 to 1990, he held a variety of positions with Allied Irish Banks in Dublin, Ireland.

Mr. Leeney brings extensive experience in commercial banking, commercial and industrial lending and real estate lending. He has extensive experience in management, strategic planning and operating a large financial institution. He has experience in mergers and acquisitions and in bank marketing, sales and community outreach efforts.

Ralph F. Palleschi has been a director of AFC and the Association since 1996. In 1983, he co-founded First Long Island Investors, Inc., an investment advisor registered under the Investment Advisers Act of 1940, as amended, and a broker/dealer registered with the U. S. Securities and Exchange Commission, referred to as the SEC.  He continues to serve as a director and is President and Chief Operating Officer of its successor company First Long Island Investors, LLC.  From 1993 to 1997, he served as Chief Operating Officer of the New York Islanders hockey team. From 1977 to 1983, he served as Vice President - Finance and Chief Financial Officer of Entenmann’s Inc., a publicly traded food products company. From 1968 to 1977, he was employed by Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP. He is Chairman of the Board of Trustees of the Variety Child Learning Center and a member of the Board of Directors of Abilities!.

Mr. Palleschi, a certified public accountant, brings extensive experience in managing, planning and operating a financial services business in the Long Island market. He brings significant experience and knowledge of the equity markets. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial controls, reporting and analysis. He also has experience in the operation of a significant retail products company focused on customer demands.

Thomas V. Powderly has been a director of AFC and the Association since January 31, 1995, following the acquisition of Fidelity New York, F.S.B., referred to as Fidelity, by the Association. He served Fidelity in a variety of capacities. From 1986 to 1990, he served as Executive Vice President. In 1990, he was appointed President and Chief Operating Officer and in 1992 was named Chief Executive Officer. He was named Chairman of the Board of Directors of Fidelity in 1993. From 1993 until January 1995, he served as Chairman and Chief Executive Officer of Fidelity. Prior to 1986, Mr. Powderly held positions with Edward S. Gordon, Inc., a commercial real estate brokerage and management firm, and with several thrift institutions.

Mr. Powderly brings extensive experience in managing, planning and operating a large thrift institution in the markets in which AFC operates. He is knowledgeable about real estate lending and problem loan workouts. He has extensive knowledge in dealing with thrift regulatory agencies. He has an extensive knowledge of the communities and markets in which AFC operates.

Executive Officers Who Are Not Directors

 Monte N. Redman has served as President and Chief Operating Officer of AFC and the Association since August 2007. He served as Executive Vice President and Chief Financial Officer of AFC from December 1997 to August 2007. He served as Senior Vice President, Treasurer and Chief Financial Officer of AFC from its formation in 1993 to 1997. He joined the Association in 1977. In 1979, he was named Assistant Controller, and, in 1982, Assistant Vice President. Mr. Redman became Vice President, Investment Officer in 1985, was appointed Senior Vice President, Treasurer and Chief Financial Officer in 1989 and was appointed Executive Vice President and Chief Financial Officer in 1997. He is the past Chairman and serves on the Board of Directors of the national Tourette Syndrome Association.  Mr. Redman will become President and Chief Executive Officer of AFC and the Association effective July 1, 2011.

 Alan P. Eggleston, an attorney, has served as Executive Vice President and General Counsel of AFC since December 1997 and as Secretary since March 2001. He is responsible for the legal, auditing, enterprise risk management, asset review, human resources, compliance and security areas of the Association and AFC. He served as Senior Vice President and General Counsel of AFC from 1996 to 1997. He joined the Association in 1993 as Vice President and General Counsel. In 1994, he was named Vice President and General Counsel of AFC. In 1995, he became First Vice President and General Counsel of AFC and the Association. Prior to joining the Association, he served as an executive officer and counsel to several thrift institutions.

 Frank E. Fusco, a certified public accountant, has served as Executive Vice President, Treasurer and Chief Financial Officer of AFC and the Association since August 2007. He is responsible for the treasury operations, investments, accounting operations, investor relations, financial, management and tax reporting areas, and the financial planning area of the Association and AFC. He joined the Association in 1989. He served as Assistant Vice President from 1990 to 1992, as Vice President from 1992 to 1994, as First Vice President from 1994 to 1997 and as Senior Vice President and Treasurer from 1997 to 2007. He served in the same positions with AFC commencing in 1993. Prior to joining the Association, Mr. Fusco was employed as an auditor by Peat, Marwick, Mitchell & Co., predecessor to KPMG LLP, and as an officer of another thrift institution.

 Arnold K. Greenberg has served as Executive Vice President of AFC since December 1997 and as Senior Vice President from its formation in 1993 to 1997. He is responsible for banking operations and the general services and facilities areas of the Association. He joined the Association in 1975 as Vice President and was appointed Senior Vice President in 1979 and Executive Vice President in 1997. In 1986, Mr. Greenberg became Senior Vice President, Administration and Operations, and in January of 1993, Senior Vice President, Consumer Services. He also serves as a co-chair of the Advisory Council to the Board of Directors of the Long Island Region of the American Heart Association and as a member of the Board of Trustees of the Variety Child Learning Center.

 Gary T. McCann has served as Executive Vice President of AFC since December 2003. He serves as senior residential lending officer of the Association. Mr. McCann joined the Association in 1990. From 1993 to 1997, he served as Vice President and Director of Residential Mortgage Originations of the Association and from 1997 to 2003 served the Association as Senior Vice President. In December 2003, he became Executive Vice President of both AFC and the Association. Prior to joining the Association, Mr. McCann served as a senior officer of residential lending and commercial real estate workouts at another thrift institution. He serves as a director of Habitat for Humanity of Suffolk County, Inc., Community Development Corporation of Long Island, Inc. and the Long Island Housing Partnership, Inc.

There is no family relationship between any director, Board Nominee, officer or significant employee of AFC. There are no proceedings to which any director, officer or affiliate of AFC, any owner of record or beneficially of more than five percent (5%) of any class of AFC voting stock, or any associate of any such person, is a party adverse to AFC or any of its subsidiaries nor does any such person have a material interest adverse to AFC or its subsidiaries.

Director Independence

As required by the New York Stock Exchange, referred to as the NYSE, Listed Company Manual, the Board has determined that at least a majority of the current directors of AFC are independent. Specifically, the Board has determined that, with the exception of Mr. Engelke and Mr. Keegan, all directors of AFC and the Board Nominees are independent. Mr. Engelke and Mr. Keegan have been determined not to be independent due to their positions as executive officers of AFC and the Association.

In addition to utilizing the specific independence standards set forth in Section 303A of the NYSE Listed Company Manual, the Board has adopted Director Independence Standards, a copy of which are set forth below and are posted on AFC’s Investor Relations website under the heading “Corporate Governance” at http://ir.astoriafederal.com . The Director Independence Standards are intended to supplement the NYSE independence standards and to cover three specific situations: (i) directors who obtain routine banking services from the Association; (ii) donations by AFC or the Association to charities with which directors are associated; and (iii) direct or indirect payments for services by executive officers to companies with whom directors are affiliated made under circumstances where the payments, if made by AFC for services rendered to AFC, would not impair the directors’ independence pursuant to the NYSE Listed Company Manual.

Astoria Financial Corporation

Director Independence Standards

The following are standards adopted by Astoria Financial Corporation (the “Corporation”) for use in determining, pursuant to the New York Stock Exchange Listed Company Manual Section 303A, the status of each director’s “independence”. In addition to the specific criteria set forth in Paragraph No. 2 of Section 303A, as amended from time to time, the following categorical standards shall be applied by the Board of Directors in making its determinations.

1.
The Corporation’s wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”), is a federally chartered savings and loan association. Its primary business consists of providing consumer banking services to the public and originating mortgage loans for portfolio. Its operations are heavily regulated and it is regularly and routinely examined by the Office of Thrift Supervision (the “OTS”).

Directors of the Corporation are encouraged to utilize the Association’s consumer banking services and its lending capabilities, in accordance with OTS and applicable Federal Reserve Board regulations.

The Corporation recognizes that if a director deposits funds with the Association and the Association experiences financial or other regulatory difficulties, a conflict could exist which might impair a director’s independence, particularly if the director maintains a deposit in an amount or under circumstances that would result in all or some portion of the deposit not being insured by the Federal Deposit Insurance Corporation (the “FDIC”).

Similarly, if a director borrows funds from the Association and that loan is either in default or otherwise shows signs of credit weakness, a director’s independence could be impaired.

In conducting its examinations of the Association, the OTS utilizes a classification system and assigns a numerical rating to the Association in order to signify the level of financial strength and regulatory concern posed by the institution. This system is referred to as the CAMELS rating. The ratings, which, by law, are confidential, range from 1 to 5, with 1 being the highest rating and 5 being the lowest. Institutions with CAMELS ratings of 3, 4 or 5 exhibit some degree of supervisory concern, exhibit unsafe and unsound practices or conditions, or exhibit extremely unsafe and unsound practices or conditions, respectively. Institutions ranked 1 or 2 under the CAMELS system have been found by the OTS to be either sound in every respect or fundamentally sound.

A director’s independence will not be considered impaired at any time due to the director, directly or indirectly, having on deposit with the Association amounts which would be fully insured by the FDIC or, so long as the Association maintains a CAMELS rating of 1 or 2, in any amount.

A director’s independence will not be considered impaired so long as a direct or indirect loan to the director was granted in compliance with Federal Reserve Board Regulation O and applicable OTS regulations, the loan is not, according to the Association’s usual policies, classified as non-accrual, past due, restructured or a potential problem loan and the loan does not involve more than the normal risk of collectibility or otherwise present other unfavorable features.

As other banking services provided by the Association are readily available at competitive pricing, use by a director of other banking or financial services offered by the Association to the public will not be considered to impair a director’s independence.

2.
Pursuant to the Community Reinvestment Act, the Association is obligated to demonstrate the extent to which it ascertains and meets the credit needs of the communities it serves. As part of this responsibility, the Association and the Corporation encourage their directors and officers to be active in local charities and provides financial and other support to local charities and other non-profit organizations, particularly those that are housing related. No director will be considered to have his independence impaired because the Association may provide directors and officers liability coverage for the director’s service to such charity or non-profit organization or due to grants, contributions or donations made by the Association to a charity or non-profit organization with which the director is affiliated so long as such grants, contributions or donations by the Corporation or the Association do not exceed $100,000 per year.

3.
While the focus of the New York Stock Exchange Listed Company Manual corporate governance standards, as they relate to the independence of directors, is on relationships with the Corporation, circumstances could exist where a relationship between a director and an executive officer of the Corporation is such that such relationship in and of itself could impair the independence of the director.

(A)
The fact that a director and an executive officer may have equity investments in a company or enterprise, where the Corporation or Association does not do any business with that company or enterprise shall not result in the director’s independence being impaired.

(B)
If a director is associated with a company or enterprise with which the Corporation or Association does not do business, but with which an executive officer does business unrelated to the Corporation or Association, the director’s independence will not be deemed impaired so long as the revenue generated by such business, in any of the last three fiscal years, does not exceed the greater of $1,000,000 or 2% of such company’s consolidated gross revenue.

During its review of director independence for each Board Nominee and other members of the Board that have been identified as independent, the Board considered transactions and relationships between each director or any member of his or her immediate family and AFC and its subsidiaries, affiliates and equity investors, including those reported under Transactions with Certain Related Persons commencing on page 20.  The Board also examined transactions and relationships between directors or their affiliates and members of executive management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Specifically, with respect to the directors determined to be independent, the Nominating and Corporate Governance Committee and the Board considered the following transactions and relationships:

i)	the deposit relationships maintained, either directly or indirectly, by Mr. Conefry, Mr. Connors, Mr. Haeffner and Mr. Powderly with the Association;
ii)	the lending relationships maintained by Mr. Haeffner, a member of Mr. Palleschi’s family, and Mr. Powderly as borrowers of the Association;
iii)
the relationship of Mr. Palleschi to a company utilized personally by Mr. Engelke and another executive officer to invest personal funds and the fees generated to such company as a result of such relationships relative to such company’s overall revenue.

In addition, the Nominating and Corporate Governance Committee and the Board annually review the charitable contributions made by the Association and determined that no contributions were made of sufficient size to impair the independence of any director who might be affiliated with such charities.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by Mr. Engelke. In these roles, Mr. Engelke has general charge, supervision and control of the business and affairs of AFC, and is responsible generally for assuring that policy decisions of the Board are implemented as adopted. As part of his duties, Mr. Engelke is also responsible for overall strategic planning and exploring growth opportunities, and for performing such other duties as the Board may from time to time assign. As the Chairman of the Board, Mr. Engelke provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities.  The independent directors periodically review AFC’s leadership structure and believe, as a general matter, that this Board leadership structure has been appropriate for AFC, in that the combined role of Chairman of the Board and Chief Executive Officer has promoted unified leadership and direction for AFC, allowing for a single, clear focus for management to execute AFC's strategy and business plan while contributing to an efficient and effective Board. The Board also believes that AFC's strong performance under Mr. Engelke, especially in light of the recent financial crisis, demonstrates the effectiveness of its leadership approach.

 Mr. Engelke has indicated that he intends to relinquish the title of Chief Executive Officer effective June 30, 2011. In 2007, Mr. Redman was promoted to the position of President and Chief Operating Officer and the Board has indicated that it will name Mr. Redman Chief Executive Officer effective July 1, 2011. Mr. Redman and Mr. Engelke have worked closely together for over thirty years. Mr. Redman is both familiar with the business and affairs of AFC and has worked closely with Mr. Engelke over the years on issues involving strategic planning and exploring growth opportunities. Effective July 1, 2011, Mr. Engelke will function as Chairman of the Board until he reaches mandatory retirement age from the Board in 2013, subject to his reelection at the Annual Meeting. The independent directors believe that Mr. Engelke will provide valuable insight, counsel and support to both Mr. Redman and the Board during this period of management transition.

In addition, the Board has a presiding director, whose primary responsibility is to preside over periodic executive sessions of the independent members of the Board. The presiding director coordinates the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board regarding the actions and recommendations of the independent directors. The role of presiding director will continue during this period of management transition.  The independent members of the Board have designated Mr. Palleschi to serve in this position for 2011.

Oversight of Risk Management

 The Board’s role in AFC’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to AFC, including operational, financial, legal, regulatory, strategic and reputational risks. The Board receives these reports to enable it to understand AFC’s risk identification, risk management and risk mitigation strategies. In addition, as a part of its charter, the Audit Committee assists the Board in its oversight of AFC’s risk assessment and risk management policies as well as the adequacy of operating systems and internal controls and the safety and soundness of AFC. The Audit Committee, while focused on financial risk, including internal controls, receives an annual report from the Chief Financial Officer outlining the risks faced by AFC and the manner in which those risks are managed.

Effective in 2011, the Board appointed a senior officer level Enterprise Risk Officer who reports directly to the Audit Committee.  The function of this position is to monitor AFC’s risk management practices, consult with executive management and make recommendations to the Audit Committee regarding such practices.

Identifying and Evaluating Nominees for Director

 The Board has adopted, and at least annually reviews and approves, Nominee Qualification Guidelines, for use by the Nominating and Corporate Governance Committee in evaluating all potential nominees, and Corporate Governance Guidelines, which set forth, among other matters, Board composition and director qualification standards.   Although the Board does not have a separate diversity policy, among the matters reviewed are the candidate’s integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence. With respect to the review of a candidate’s diversity, the Nominee Qualification Guidelines state that candidates should be sufficiently diverse to provide a range of perspectives representative of the interests of the constituencies served or to be considered from time to time by the Board, including, but not limited to, our shareholders, the communities and customers we serve and our employees.  The Nominating and Corporate Governance Committee considers diversity inclusive of, but not limited to, race, gender, ancestry and thought, which is an important ingredient in the maintenance of an appropriate range of perspectives.  Copies of the Nominee Qualification Guidelines and the Corporate Governance Guidelines are available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Printed copies may also be requested by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address set forth on page 1 of this Proxy Statement.

The Board has also implemented a procedure for evaluating the performance of the Board, each of its committees and each of its directors. The evaluation of directors is considered and reviewed by the Nominating and Corporate Governance Committee in considering the nomination of existing directors.

If a shareholder presents a potential nominee, the shareholder will be encouraged to provide information that is responsive to the Nominee Qualification Guidelines to assist the Nominating and Corporate Governance Committee in evaluating proposed nominees, including the specific experience, qualifications, attributes or skills that led the shareholder to conclude that the potential nominee should serve as a director.   Such nominations and related information will be considered and reviewed by the Nominating and Corporate Governance Committee. All nominees, including incumbent directors, Board nominees and shareholder nominees, will be evaluated in the same manner by the Nominating and Corporate Governance Committee. AFC has never been presented with a shareholder nominee and has never retained any third party to assist in the search process. The Charter of the Nominating and Corporate Governance Committee authorizes the Committee to utilize the services of search firms at the Committee’s discretion.

Pursuant to the Corporate Governance Guidelines adopted by the Board, all newly elected Board members are required, at the time of their initial election to the Board, to have an investment in AFC Common Stock.  Within three years of initial election, directors are expected to maintain beneficial ownership in non-derivative shares of AFC Common Stock equal to at least 3,000 shares. All directors and Board Nominees satisfy such requirement without regard to any phase-in period.

For a description of the procedures to be followed by shareholders in submitting director nominations and related information, see Additional Information - Shareholder Proposals and Notice of Business to be conducted at an Annual Meeting commencing on page 71.

Committees and Meetings of the Board

The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman, the President or one-third (1/3) of the directors then in office. During the fiscal year ended December 31, 2010, the Board met twelve (12)  times. No incumbent director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served.

In addition, the non-management directors of AFC met three times during 2010.  Such meetings are presided over by Mr. Palleschi, as Presiding Director.

The Board has established three (3) standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee, which is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Copies of the Compensation Committee’s Charter, the Nominating and Corporate Governance Committee’s Charter and the Audit Committee’s Charter, as well as AFC’s Bylaws, are posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Shareholders may request a printed copy of each such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of Mr. Connors, as Chairman, and Messrs. Chrin, Haeffner, Palleschi and  Powderly. The function of the Compensation Committee is to carry out the duties and responsibilities set forth in the Charter of the Compensation Committee, including but not limited to, (i) discharging the responsibilities of the Board relating to AFC’s compensation and benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; (ii) producing an annual Compensation Committee Report as required by the SEC, for inclusion in AFC’s proxy statements (see page 31); and (iii) otherwise assisting the Board in its oversight responsibilities with respect to the human resources, compensation and benefits activities of AFC and its subsidiaries. The Compensation Committee administers the Astoria Financial Corporation Executive Officer Annual Incentive Plan, referred to as the Executive Incentive Plan, establishes target incentives and goals, and reviews performance relative to such goals pursuant to the Executive Incentive Plan.  The Compensation Committee also administers the 1999 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 1999 Officer Option Plan, the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2003 Stock Option Plan, and the 2005 Stock Incentive Plan, including the granting of various forms of equity compensation pursuant to the 2005 Stock Incentive Plan. The Committee also administers the 1999 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1999 Directors Option Plan, and the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan, referred to as the 2007 Director Stock Plan. The committee meets as needed and met eight (8) times during 2010.

The Compensation Committee has the authority to establish compensation levels for the executive officers. It annually reviews director compensation. As a matter of practice, the actions of the Compensation Committee with respect to executive officer compensation and recommendations the Compensation Committee may make with respect to director compensation are reviewed by the Board at the next regular Board meeting for ratification and approval. The Compensation Committee may not delegate its authority except to a subcommittee of the Compensation Committee. For a discussion of the role of the executive officers in determining or recommending the amount and form of executive officer and director compensation and the role and identity of compensation consultants utilized and the nature of the assignments undertaken, see Compensation Committee - Corporate Governance commencing on page 17, Compensation Committee Interlocks and Insider Participation commencing on page 24, Director Compensation commencing on page 24 and CD&A commencing on page 31. All members of the Compensation Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11.

Corporate Governance

Recommendations to the Compensation Committee of AFC with respect to executive and non-executive officers’ salaries and other compensation components are presented by Mr. Engelke, Mr. Redman, other executive officers and Human Resources management. Recommendations concerning non-executive officer compensation are developed based in large part upon input from the executive officer to whom such officers report. Mr. Engelke and Mr. Redman also provide insight to the Compensation Committee regarding their performance and that of the other officers of AFC, both executive and non-executive. Mr. Engelke and Mr. Redman do not participate in the Compensation Committee’s deliberations or approval of compensation issues relating to their own compensation.

During 2010, Mr. Engelke, Mr. Redman and Mr. Eggleston attended meetings of the Compensation Committee and assisted the Compensation Committee in the performance of its responsibilities relative to director and executive compensation.  Among the matters discussed with the Compensation Committee by management were the following:

i)	proposed salary levels for all officers of AFC and the Association;
ii)	AFC’s actual performance for 2009 and its projected performance for both 2010 and 2011;
iii)	AFC’s actual incentive payouts for 2009 and proposed incentive compensation performance targets for 2010 and 2011;
iv)	equity grant awards made to directors and officers in February, 2010 and the methodology used to calculate said awards;
v)	levels of director compensation;
vi)	the Compensation Committee Report and CD&A contained in AFC’s April 12, 2010 Proxy Statement;
vii)
an amendment to the 2007 Director Stock Plan to authorize additional shares of AFC Common Stock for grants pursuant to such plan, which amendment was approved by the shareholders of AFC at its annual meeting of shareholders held on May 19, 2010;

viii)	the retention of a compensation consultant to the Compensation Committee;
ix)	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 on compensation related matters;
x)
the Interagency Guidance on Sound Incentive Compensation Policies issued by, among others, the Office of Thrift Supervision, the issues raised by such Guidance and the steps to be implemented by the Association to comply with such Guidance;

xi)	proposed salary and compensation budget and salary guidelines for 2011;
xii)	the sufficiency of the number of shares of AFC Common Stock remaining in the 2007 Director Stock Plan and the 2005 Stock Incentive Plan for future equity compensation grants;
xiii)	officer promotions; and

xiv)	reports entitled “November 2010 Executive Compensation Review” and “November, 2010 Board of Directors Total Compensation Analysis and Findings” issued by AON Hewitt Associates LLP;

When officers attend Compensation Committee meetings, they do so at the invitation of the Committee. It is generally the practice of the Compensation Committee to meet in executive session following management participation in meetings to allow time for discussion without management present.

In addition, members of the Compensation Committee are provided complete and open access to all officers of AFC and the Association throughout the year. AFC and its executive management do not monitor or maintain records regarding the frequency or subject matter of such contacts outside of contacts with the executive officers.

In 2008, Hewitt Associates LLC, the predecessor to AON Hewitt, was asked to review AFC’s methodology and magnitude of equity grants made to officers, both executive and non-executive, pursuant to the 2005 Stock Incentive Plan.  Hewitt Associates LLC compared AFC’s equity grant practices to long term incentive practices of a group of “peer” companies.  The “peer” companies included Citadel Investment Group, LLC, CME Group, Inc., Colonial Bank, Compass Bank, Cullen/Frost Bankers, Inc., Downey Savings and Loan Association F. A., Huntington Bancshares Incorporated, John Deere Credit Company, M&T Bank Corporation, Marshall & Ilsley Corporation, National Rural Utilities Cooperative Financial Corporation, Navy Federal Credit Union, Synovus Financial Corp., UnionBanCal Corporation and Zions Bancorporation.  The results of this review were taken into consideration by the Compensation Committee with respect to the equity grants made since February, 2009.

Hewitt Associates LLC during 2009 was asked to provide a competitive review of AFC’s change in control arrangements applicable to both executive and non-executive officers and staff. The consultant compared AFC’s arrangements to market practice. The consultant compared the cost of AFC’s executive employment contract change in control related provisions to that of a more specific peer group. The banking peer group utilized included Associated Banc-Corp, BOK Financial Corporation, City National Corporation, Colonial BancGroup Inc., Hudson City Bancorp Inc., Huntington Bancshares Incorporated, New York Community Bancorp, Synovus Financial Corp., Webster Financial Corporation and Zions Bancorporation.

The Compensation Committee also asked Hewitt Associates LLC to review the Executive Incentive Plan and long-term incentive methodology, i.e. equity grant methodology, in preparation for 2010. In addition, the consultant did a peer review based upon its proprietary database using financial service companies with under $5 billion in revenue with regard to long-term incentive award levels. The peer sample included BBVA Compass, CME Group Inc, Cullen/Frost Bankers, Inc., Huntington Bancshares Incorporated, Janus Capital Corporation, M & T Bank Corporation, Marshall & Ilsley Corporation, Moody’s Corporation, The Northern Trust Company, The PMI Group, Inc. and Union Bank N.A.

During 2010, AON Hewitt was asked to provide a complete compensation study for the executive officer and Senior Vice President positions within the Association.  With respect to the executive officers, AON Hewitt compared AFC’s executive officers’ compensation to both “Proxy Peers” and “Survey Peers”.  These peer groups were intended to compose, respectively, a group of comparably sized banking and thrift institutions and provide a comparison of comparable positions and functions performed by AFC’s executive officers against a universe of financial services companies.  The companies included in the “Proxy Peers” group included Associated Banc-Corp., BOK Financial Corporation, City National Corporation, First Citizens BancShares, Inc., Hudson City Bancorp, Inc., Huntington Bancshares Incorporated, New York Community Bancorp, Inc., Peoples United Financial, Inc., Synovus Financial Corp., Webster Financial Corporation, and Zions Bancorporation.  The “Survey Peers” group included the same companies as the “Proxy Peers” group with the exclusion of First Citizens Bancshares, Inc., Hudson City Bancorp, Inc. and New York Community Bancorp, Inc.  In addition, the “Survey Peers” group included Chrysler Financial, CIT Group, Inc., Citadal Investment Group, CME Group, Comerica Inc., Commerce Bancorp, Inc., Compass Bancshares, Inc., Cullen/Frost Bankers Inc., Discover Financial, First Horizon National Corp., KeyCorp, M&T Bank Corporation, Marshall & Ilsley Corporation, Mastercard, MoneyGram, Navy Federal Credit Union, Private Bancorp, Inc. and SVB Financial Group.

AON Hewitt during 2010 also conducted a review of AFC’s Board compensation utilizing the same institutions set forth in the “Proxy Peers” group above.

The only instruction provided to AON Hewitt throughout all of its engagements by the Compensation Committee, beyond the scope of their engagements as outlined above, was to direct that a preliminary draft of their report would be simultaneously delivered to both the Chairman of the Compensation Committee and to management. This process was established to ensure that the consultants were free from any interference from management in presenting their conclusions to the Compensation Committee’s representative and so that management would be provided with an opportunity to review the report so that any errors or inaccuracies could be corrected by the consultants before a final report was presented to the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Palleschi, as Chairman, and Messrs. Conefry, Connors, Haeffner, Leeney and Powderly. The function of the Nominating and Corporate Governance Committee is to carry out the duties and responsibilities set forth in the Charter of the Nominating and Corporate Governance Committee, including but not limited to, (i) assisting the Board in identifying individuals qualified to become Board members; (ii) recommending to the Board nominees for election to the Board; (iii) reviewing nominations for election to the Board made by shareholders of AFC pursuant to Article I, Section 6(c) of AFC’s Bylaws; (iv) assisting the Board in developing and implementing a process to assess the effectiveness of individual Board members and of the Board and its committees collectively; (v) advising the Board with respect to Board and committee composition and procedures; (vi) developing, recommending to the Board and annually reviewing AFC’s Corporate Governance Guidelines; and (vii) otherwise carrying out the duties, goals and responsibilities assigned to the Nominating and Corporate Governance Committee pursuant to AFC’s Bylaws, the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter. The Nominating and Corporate Governance Committee meets as needed and met three (3) times during 2010.  All members of the Nominating and Corporate Governance Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11.

Audit Committee

The Audit Committee consists of Mr. Chrin, as Chairman, and Messrs. Conefry, Connors, Haeffner, Leeney and Palleschi. The function of the Audit Committee is to oversee the accounting and financial reporting processes of AFC and audits of the financial statements of AFC and to carry out the duties and responsibilities set forth in the Charter of the Audit Committee, including but not limited to, (i) assisting Board oversight of: (a) the integrity of AFC’s financial statements, (b) AFC’s compliance with legal and regulatory requirements, (c) the qualifications and independence of AFC’s independent registered public accounting firm, and (d) the performance of AFC’s independent registered public accounting firm and the internal audit function; (ii) preparing an Audit Committee report as required by the SEC to be included in AFC’s annual proxy statement (see page 70); and (iii) performing such other functions as shall be assigned to the Audit Committee by the Board. The Audit Committee also reviews (1) the scope and results of the audits and reviews performed by AFC’s internal auditor and AFC’s independent registered public accounting firm, (2) the internal controls and accounting systems and policies of AFC, (3) the basis for certain reports to the Association’s regulatory authorities, and (4) reports of examination of AFC and the Association issued by the Office of Thrift Supervision, referred to as the OTS, or other regulatory authorities. The Board has determined that Mr. Palleschi is the audit committee financial expert. All members of the Audit Committee have been determined by the Board to be independent as defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 11. While the Board has not directly limited the number of audit committees of other public companies on which an Audit Committee member may sit, the Board has limited, within AFC’s Corporate Governance Guidelines, Board member service on the boards of directors of other public companies to no more than two other boards of directors. The Audit Committee meets, at a minimum, on a quarterly basis, and met twelve (12) times during 2010. For additional information regarding Audit Committee activities, see Report of the Audit Committee commencing on page 70.

Transactions with Certain Related Persons

AFC maintains a written policy, which is set forth in its Code of Business Conduct and Ethics, detailing its approval process for related party transactions. Under the written policy, loans and extensions of credit by the Association to directors and executive officers of AFC must be approved by the Association’s Board.  The written policy also mandates that the following business dealings must be approved by the Board, with the officer or director who is interested or related to the interested party refraining from participating in the consideration or determination of the matter: (i) any transaction to purchase or lease from, jointly own with, or sell or lease to, a related party real or personal property, directly or indirectly; (ii) the use of our personnel, facilities, or real or personal property for other than AFC’s benefit; (iii) the payment by AFC of commissions and/or fees, including, but not limited to, brokerage commissions or investment banking, management, consulting, architectural or legal fees; and (iv) service agreements. The Code of Business Conduct and Ethics is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading Corporate Governance. Shareholders may request a printed copy of such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

AFC does not engage in loan transactions with its directors or executive officers or members of their families.  With the exception of the ESOP, AFC does not engage in loan or other transactions with holders of five percent (5%) or more of the shares of any class of its common stock.

The Association maintains the ESOP, which is a defined contribution pension plan, for the benefit of its eligible employees. To fund the purchase of the AFC Common Stock held by the ESOP, the ESOP borrowed funds from AFC. The ESOP loans, as of January 1, 2010, had an outstanding principal balance of $23,944,035, bear an interest rate of 6.00%, mature on December 31, 2029 and are collateralized by the unallocated AFC Common Stock purchased with the loan proceeds. The Association makes scheduled contributions to fund both debt service and cash contributions.  The Association’s scheduled contributions may be reduced by dividends paid on unallocated shares and investment earnings realized on such dividends. Beginning in 2010, the cash contribution component of scheduled contributions is in an amount equal to dividends paid on unallocated shares.  Dividends paid on unallocated shares totaled $2.2 million for the year ended December 31, 2010. The ESOP loans had an aggregate outstanding principal balance of $19,896,236 as of the Record Date. The principal amount paid on such loans during 2010 amounted to $4,047,799 while the interest paid was $1,436,642.

The AFC Common Stock purchased by the ESOP is held in trust for allocation among participants as the loans are repaid. Pursuant to the loan agreements, the number of shares allocated annually is based upon a specified percentage of aggregate eligible payroll for the Association’s covered employees. Shares of AFC Common Stock allocated to participants totaled 814,762 for the year ended December 31, 2010. As of the Record Date, a total of 11,632,168 shares have been allocated to participants. As of the Record Date, 3,436,394 shares of AFC Common Stock, which had a fair value of $48.2 million, remain unallocated and collateralize the repayment of the ESOP loans.

For additional information regarding the ESOP, see Security Ownership of Certain Beneficial Owners commencing on page 4, Security Ownership of Management commencing on page 22 and Note 14 of Notes to Consolidated Financial Statements.

The Association is a federally chartered savings and loan association and engages in the lending business. All loan transactions between the Association and the directors and executive officers of AFC or the Association, members of their families, and holders of five percent (5%) or more of the shares of any class of AFC’s stock, and affiliates thereof, have been made either in accordance with the Association’s Employee & Director Mortgage Loan Policy, discussed more fully below, or:

i)	were made only in the ordinary course of AFC’s and the Association’s businesses;
ii)	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to AFC or the Association; and
iii)	did not involve more than the normal risk of collectibility or present other unfavorable features.

As noted above, the Association maintains an Employee & Director Mortgage Loan Policy pursuant to which certain employees, officers and directors of the Association are eligible for certain discounts on residential mortgage loans made by the Association.

Pursuant to the Employee & Director Mortgage Loan Policy, all full time employees, officers and directors of the Association in good standing and having at least two years of continuous service are eligible to obtain discounts on certain mortgage loans provided by the Association. The discount is available only on loans secured by the participant’s owner-occupied, primary residence. The discount is not available on mortgage loan products which are not intended to be held in portfolio by the Association. The loans must, in all respects, satisfy all normal underwriting parameters applicable to non-affiliated customers. Such loans may not involve more than the normal risk of collection or present other unfavorable features.

For eligible mortgage loans, the following discounts are provided:

i)	discount/origination fees, up to a maximum of 2% of the loan amount, if applicable, are waived at closing;
ii)	underwriting and document preparation fees, if applicable, are waived at closing; and
iii)	the interest rate is adjusted as follows:
a)	on fixed rate loans, the applicable interest rate is lowered by .50%;
b)	on adjustable rate mortgage loans, both the initial rate and the margin used on future rate adjustments are reduced by .50%.

Once a discounted mortgage loan is obtained, it may be refinanced through use of the Association’s refinance or modification programs once within the first ten years and the discounts will continue to be available. After ten years, the property can be refinanced one time with new discounts applied.

The interest rate discounts continue to apply so long as the participant continues in the service of the Association, or after the participant ceases service due to disability, death or retirement at or after age 55 with at least ten years of service. In the event of death, the benefit is available to the participant’s spouse for as long as the spouse occupies the principal residence. Upon retirement, no discounts are allowed on refinances of any kind or if a new primary residence is purchased.

 The following directors and executive officers have received the benefit of interest rate or other discounts during 2010 as specified in the Association’s Employee & Director Mortgage Loan Policy:

Name	Interest Rate Payable on Indebtedness (%)(1)		Highest Aggregate Amount of Indebtedness Outstanding since January 1, 2010 ($)	Principal Balance outstanding as of the Record Date ($)	Amount of Principal Paid on Indebtedness during 2010 ($)	Amount of Interest Paid On Such Indebtedness during 2010 ($)
Alan P. Eggleston	3.500	(2)	208,718	194,802	11,062	7,413
Frank E. Fusco	2.500	(3)	208,246	198,691	7,584	5,548
Peter C. Haeffner, Jr.	4.625		349,991	0	349,991	11,994
Gerard C. Keegan	3.125	(2)	448,919	437,399	9,051	16,058
Thomas V. Powderly	2.500	(3)	252,400	239,883	9,607	10,759
Monte M. Redman	3.500	(2)	469,919	441,127	22,757	14,926

(1)	The interest rates reflected in this table are the rates in effect as of December 31, 2010.
(2)	Mr. Eggleston, Mr. Keegan and Mr. Redman modified their existing mortgage loans in 2010 and obtained the employee interest rate as of the effective dates of their respective loan modifications.
(3)	Mr. Fusco’s and Mr. Powderly’s loans are adjustable rate mortgage loans. Their interest rates adjusted, according to the loans’ respective terms, in 2010.

All loans outstanding to the directors, Board Nominees or executive officers of AFC or members of their immediate families were made in conformity with the Association’s policies in this regard and have not been classified as non-accrual, past due, restructured or potential problem loans. All such loans are subject to and comply with the insider lending restrictions of Section 22(h) of the Federal Reserve Act (12 U.S.C. §375b).

Security Ownership of Management

The following table sets forth information concerning the interests in AFC Common Stock as of the Record Date of each director and Board Nominee of AFC, each named executive officer named in the Summary Compensation Table, referred to as Named Executives, and all directors and executive officers of AFC as a group. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class (3)
George L. Engelke, Jr.	3,445,315	(4)	3.50
Gerard C. Keegan	1,044,086	(5)	1.06
John R. Chrin	58,624	(6)
John J. Conefry, Jr.	87,254	(7)
Denis J. Connors	98,922	(8)
Peter C. Haeffner, Jr.	57,359	(9)
Brian M. Leeney	11,461	(10)
Ralph F. Palleschi	100,920	(11)
Thomas V. Powderly	35,115	(12)
Monte N. Redman	1,614,198	(13)(14)	1.64
Gary T. McCann	583,885	(15)
Frank E. Fusco	587,038	(13)(16)
All directors, Board Nominees and executive officers as a group. (14 persons)	21,208,205	(13)(17)	21.54

(1)	Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.
(2)
Included are shares of AFC Common Stock which could be acquired within 60 days of the Record Date pursuant to options to acquire AFC Common Stock as follows: Mr. Engelke (1,837,500 shares), Mr. Keegan (619,400 shares), Mr. Conefry (24,000 shares), Mr. Connors (36,000 shares), Mr. Haeffner (30,000 shares), Mr. Palleschi (36,000 shares), Mr. Powderly (6,000 shares), Mr. Redman (756,705 shares), Mr. McCann (316,650 shares),  Mr. Fusco (255,750 shares) and all directors, Board Nominees and executive officers as a group (5,016,505).  In all cases, the exercise price of such options exceeded the market value of  AFC Common Stock on the record date.

(3)	Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).
(4)
Included are 52,919 shares of AFC Common Stock as to which Mr. Engelke has shared voting and investment power, 182,190 shares of AFC Common Stock as to which he has sole voting and no investment power and 37,722 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Engelke has pledged 1,204,254 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(5)
Included are 95,528 shares of AFC Common Stock as to which Mr. Keegan has shared voting and investment power and 229,348 shares of AFC Common Stock as to which he has sole voting and no investment power.

(6)
Included are 50,003 shares of AFC Common Stock as to which Mr. Chrin has shared voting and investment power and 8,621 shares of AFC Common Stock as to which he has sole voting and no investment power.  Mr. Chrin has pledged 50,003 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(7)
Included are 12,115 shares of AFC Common Stock as to which Mr. Conefry has sole voting and no investment power. Mr. Conefry has pledged 46,796 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(8)
Included are 12,115 shares of AFC Common Stock as to which Mr. Connors has sole voting and no investment power. Mr. Connors has pledged 49,000 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(9)
Included are 12,115 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Haeffner has pledged 15,744 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(10)
Included are 8,621 shares of AFC Common Stock as to which Mr. Leeney has sole voting and no investment power.   Mr. Leeney has pledged 6,000 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(11)
Included are 12,115 shares of AFC Common Stock as to which Mr. Palleschi has sole voting and no investment power. Mr. Palleschi has pledged 51,000 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(12)
Included are 17,000 shares of AFC Common Stock as to which Mr. Powderly has shared voting and investment power and 12,115 shares of AFC Common Stock as to which he has sole voting and no investment power.

(13)
Messrs. Redman and Fusco are among the trustees and members of the Plan Committees. The Plan Committees are each composed of the same five individual members. The shared membership of the Plan Committees may constitute an arrangement or relationship that results in indirect beneficial ownership by each of them under Rule 13d-3(a) of the Exchange Act of those shares beneficially owned by each of the others. Each of the trustees and members of the Plan Committees disclaims membership in a group and affirms that they have not agreed to act together with any of the others for any purpose of acquiring, holding, voting or disposing of the AFC Common Stock. Each of the Plan Committees acts by majority vote of their five members and no member of any of the Plan Committees may act individually to vote or dispose of shares of the AFC Common Stock by means of their membership in any or all of the Plan Committees. The ESOP claims beneficial ownership of, and shared voting and dispositive power with respect to,  9,578,510 shares of AFC Common Stock as of December 31, 2010. The Plan Committees claim sole voting and dispositive power with respect to 839,429 shares of AFC Common Stock, shared voting power with respect to 1,073,871 shares of AFC Common Stock and shared dispositive power with respect to 10,652,381 shares of AFC Common Stock as of December 31, 2010. The amount shown for all directors, Board Nominees and executive officers as a group includes 11,491,810 shares beneficially owned by the Plan Committees. See Security Ownership of Certain Beneficial Owners commencing on page 4.

(14)
Included are 55,528 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power, 382,962 shares of AFC Common Stock as to which he has sole voting and no investment power and 27,903 shares of AFC Common Stock as to which he has shared voting and sole investment power.   Mr. Redman has pledged 386,736 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(15)
Included are 68,913 shares of AFC Common Stock as to which Mr. McCann has shared voting and investment power, 196,788 shares of AFC Common Stock as to which Mr. McCann has sole voting and no investment power and 1,532 shares of AFC Common Stock as to which Mr. McCann has shared voting and sole investment power.

(16)
Included are 45,023 shares of AFC Common Stock as to which Mr. Fusco has shared voting and investment power and 179,606 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Fusco has pledged 61,345 shares of AFC Common Stock pursuant to a margin account arrangement.  The margin balance outstanding, if any, pursuant to such arrangement may vary from time to time.

(17)
Included are 1,902.007 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have shared voting power, and 11,326,321 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers as a group, have shared investment power.

Compensation Committee Interlocks and Insider Participation

The directors who serve as members of the Compensation Committee are disclosed in the section entitled Committees and Meetings of the Board - Compensation Committee commencing on page 16.  All such members of the Compensation Committee served throughout 2010 except for Mr. Chrin, who joined the Compensation Committee in September, 2010.  Mr. Donahue also served on the Compensation Committee in 2010 through his death in May 2010.  No member of the Compensation Committee is a former employee of AFC or the Association.  Mr. Powderly is a member of the Compensation Committee who, during 2010,  had a loan secured by his principal residence and received a benefit under the Association’s Employee & Director Mortgage Loan Policy.  See Transactions with Certain Related Persons commencing on page 20 for further information regarding the Association’s Employee & Director Mortgage Loan Policy and information concerning such loans.

 There were no other transactions or relationships involving members of the Compensation Committee requiring disclosure in this Proxy Statement. During 2010, none of AFC’s executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of AFC’s Compensation Committee served as an executive officer or director.

Director Compensation

The following section sets forth information regarding director compensation.

Directors’ and Other Fee Arrangements

 All non-employee directors of AFC receive an annual retainer of $22,000. No additional fees for attendance at Board meetings are paid. All members of the Board also serve as directors of the Association. All non-employee directors of the Association receive an annual retainer of $44,000. No additional fees for attendance at Association Board of Directors meetings are paid. The Chairman of the Audit Committee of AFC and the Association receives an additional annual retainer of $15,000 in the aggregate and all members of the Audit Committee receive a $1,000 fee per Audit Committee meeting attended. The Chairman of the Nominating and Corporate Governance Committee of AFC and the Association receives an additional annual retainer of $15,000 in the aggregate and all members of the Nominating and Corporate Governance Committee receive a $1,000 fee per Nominating and Corporate Governance Committee meeting attended. The Chairman of the Compensation Committee of AFC and the Association receives an additional annual retainer of $15,000 in the aggregate and all members of the Compensation Committee receive a $1,000 fee per Compensation Committee meeting attended.  Typically, committee meetings of AFC and the Association are held as joint meetings and in such cases only a single meeting attendance fee is paid.

The aggregate of fees paid to each director for his service as a director of both AFC and the Association is reflected in the Fees Earned or Paid in Cash column of the 2010 Director Compensation Table on page 30.

1999 Directors Option Plan

AFC maintains the 1999 Directors Option Plan pursuant to which non-employee directors of AFC and the Association have been granted options on terms previously approved by the shareholders of AFC.

In May 2007, the shareholders of AFC approved the 2007 Director Stock Plan. As a result, the 1999 Director Option Plan was frozen such that no further options will be granted under the 1999 Director Option Plan.

The purpose of the 1999 Directors Option Plan was to promote the growth and profitability of AFC, to provide directors of AFC and affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such directors with an equity interest in AFC.

Pursuant to the 1999 Directors Option Plan, each person who first became a non-employee director of AFC or the Association after May 19, 1999 was granted, on the 15th day of the month following the month in which he or she became a non-employee director, an option to purchase 12,000 shares of AFC Common Stock at an exercise price per share equal to fair market value of AFC Common Stock, as defined in the 1999 Director Option Plan, on the date of grant.  In addition, on January 15th of each succeeding year, or the following business day if January 15th was not a business day, each person who was then a non-employee director received a grant of an option to purchase an additional 6,000 shares of AFC Common Stock at an exercise price per share equal to the fair market value of AFC Common Stock, as defined in the 1999 Director Option Plan, on the date of grant.

All options granted pursuant to the 1999 Directors Option Plan vested upon grant and expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate.

2007 Director Stock Plan

In May 2007 the shareholders of AFC approved the 2007 Director Stock Plan, and in May 2010 approved an amendment to said plan.  This plan provides for annual grants to non-employee directors of restricted stock having a fair market value, as defined in the plan, equal to $45,000 at the time of the grant. Such grants commenced in 2008 and are made annually on the third business day following AFC’s release of its prior year annual financial results. The plan also provides for discretionary grants.  There were no discretionary grants made in 2010.

The shares awarded pursuant to the 2007 Director Stock Plan vest three years after the date of the award in the case of annual awards and for discretionary grants, unless otherwise specified at the time of the award, or, if earlier, upon the director’s death, mandatory retirement, in the event of a change of control or in the event a director incurs an involuntary termination from the Board, as defined in the plan.

Upon award, shares granted pursuant to the 2007 Director Stock Plan have both voting rights and the right to receive dividends.

 The 2007 Director Stock Plan, as amended, authorizes the issuance of 150,000 shares of AFC Common Stock to be utilized for restricted stock awards following May 19, 2010.  As of the Record Date, there were 127,880 shares of AFC Common Stock available for future awards pursuant to the plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan provides retirement benefits for directors of AFC or the Association with at least 10 years of service who are not and have not been employees of AFC, the Association or any of their predecessors in interest. This excludes Mr. Engelke, Mr. Keegan, Mr. Conefry, and Mr. Powderly from participation in the plan. In 1999, participation in the Directors’ Retirement Plan was frozen such that any director who joins the Board of Directors of AFC or the Association after March 1, 1999 will not be eligible to participate in the Directors’ Retirement Plan.  This excludes Mr. Chrin and Mr. Leeney from participation in the plan.

Benefits under the Directors’ Retirement Plan vest at a 50% level once an eligible director completes 10 years of service. Vesting increases by 5% each additional year of service thereafter with 100% vesting after 20 years of service. Service on the Board of Directors of companies merged into AFC or the Association is counted as eligible service under the Directors’ Retirement Plan. Any benefit which a director receives pursuant to a retirement plan for service on the Board of Directors of a company merged into AFC or the Association acts as an offset against the benefit due the director pursuant to the Directors’ Retirement Plan.

The basic benefit payable under the Directors’ Retirement Plan is a monthly benefit for the life of the director (or an alternative form of benefit described below in the case of the director’s death), commencing on the earlier of (a)  retirement from the Boards of Directors of AFC and the Association or age 65, whichever is later, (b) the date the director ceases to serve on the Boards of Directors due to disability, as defined in the Plan, or (c) death of the director, which basic benefit, on an annual basis, is equal to the sum of (i) the annual retainers paid by AFC and the Association to their directors at the time the director leaves the service of such Boards, (ii) any annual retainers the director was receiving from AFC and the Association for service as the chairman of a committee of the Boards of AFC or the Association at the time the director leaves the service of such Boards, and (iii) a sum equal to the meeting fees paid to the director for committee meeting attendance in the year preceding the director leaving the service of such Boards. Within the first 30 days of eligibility under the plan, a director is generally allowed to elect between alternate forms of benefit payment for their benefits under the Directors’ Retirement Plan. The alternate forms of benefit, in addition to the single life annuity described above, were (i) a 10 year certain annuity, (ii) a joint and survivor annuity with the director’s spouse, and (iii) a lump sum payment. The amount of the alternate forms of benefit is calculated to be actuarially equivalent to the basic single life annuity benefit described above. For other directors entitled to receive benefits under director retirement plans established by companies merged into AFC or the Association, the director was required to select a form of benefit payment under the Directors’ Retirement Plan that is the same as the form provided pursuant to the plan established by the company merged into AFC or the Association, i.e. a joint and 100% survivor annuity in the case of Mr. Haeffner.   All eligible directors were allowed, on or before December 31, 2008, to make a one-time election of a lump sum benefit at the later of January 1, 2009 or the benefit commencement date specified in the plan.  All made such elections.

 At the time of The Greater Acquisition, The Greater maintained The Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors, or The Greater Director Retirement Plan. Pursuant to the terms of The Greater Director Retirement Plan, Mr. Haeffner became entitled to and commenced, at the time of The Greater Acquisition, receiving a $24,000 per year retirement benefit payable in the form of a joint and survivor life annuity with his spouse. At the time of The Greater Acquisition, AFC and the Association assumed The Greater’s obligations under The Greater Director Retirement Plan. The amount received during 2010 by Mr. Haeffner, as a result of this benefit, has been included in the All Other Compensation column of the 2010 Director Compensation Table on page 30.

In the event of a change of control, as defined in the Directors’ Retirement Plan, eligible directors will receive service credit through the balance of their then current term as a director. On or before December 31, 2008, eligible directors were required to make a one-time election whether, in the event of a change of control, their benefits due pursuant to the Directors’ Retirement Plan would be paid to the director in a lump sum or transferred into a rabbi trust to be established at the time of the change of control and paid pursuant to the original alternate form benefit election.

The directors who are eligible to participate in the Directors’ Retirement Plan, at this time, have the following vesting percentage:  Mr. Connors - 100%, Mr. Haeffner - 90%, and Mr. Palleschi - 70%.

Included in the 2010 Director Compensation Table, set forth on page 30, under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2010 attributable to each of the directors who participates in the Directors’ Retirement Plan based upon the same assumptions utilized for financial statement reporting in the Consolidated Financial Statements. Also included in the 2010 Director Compensation Table, set forth on page 30 under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, is the change in the actuarial value during 2010 attributable to Mr. Haeffner’s  participation in The Greater Director Retirement Plan. For further information regarding the assumptions utilized and changes in such assumptions from time to time, see Note 14 of Notes to Consolidated Financial Statements.  Pursuant to SEC regulations, AFC is not allowed to disclose in the Director Compensation Table a change in pension value that is less than zero even though for financial statement purposes AFC may accrue the actual change.

Directors Deferred Compensation Plan

Prior to December 31, 2008, pursuant to the Directors Deferred Compensation Plan, non-employee directors of either AFC or the Association could elect to defer receipt of all or any part of their directors’ fees. Deferred fees are carried on the books of AFC as an unfunded obligation and are credited with interest quarterly at a rate equal to the average of AFC’s consolidated cost of funds and yield on investments for the preceding quarter, unless the cost of funds exceeds the yield on investments, in which case the rate is based upon the preceding quarter’s consolidated yield on investments.

Pursuant to applicable SEC regulations, the rate of interest credited to participating directors’ accounts pursuant to the Directors Deferred Compensation Plan for 2010 was not an above-market rate and, therefore, is not reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2010 Director Compensation Table set forth on page 30.

In the event of a change of control of AFC or the Association, each participating director could elect that his fees, with accrued interest, be placed in a grantor trust established for the benefit of the director, applied to the purchase of an insurance company annuity contract, or be paid directly by AFC or its successor.

The Directors Deferred Compensation Plan was frozen as of December 31, 2008 so that no additional participants are allowed.  At that time, the only active participant, Mr. Haeffner, elected to receive his deferred compensation plan balance in two installments, payable on January 1, 2009 and January 1, 2010.

Directors’ Death Benefit

This plan provides that if a non-employee director dies while in service as a director of AFC or the Association, the director’s designated beneficiary will receive from AFC a payment equal to one year’s directors’ fees, including annual retainers, meeting attendance fees and committee chairman retainers, at the rate in effect immediately preceding his or her death. If a director leaves the service of AFC and the Association for any reason other than death, all rights to any benefit under this plan cease. This is an unfunded benefit for which AFC does not accrue an expense. Therefore, no amount has been reflected in the 2010 Director Compensation Table set forth on page 30 for the value of this obligation.

Effective January 1, 2009, active participants in the Directors Retirement Plan were excluded from eligibility for this benefit.

Travel Expenses and Other Perquisites

AFC and the Association pay or reimburse directors for their travel expenses, including lodging, for attendance at meetings of the Board of Directors and committees of AFC, the Association or their subsidiary companies on which directors may serve and at other business-related functions. Included in the All Other Compensation column of the 2010 Director Compensation Table set forth on page 30 is the cost associated with travel and lodging expenses incurred by AFC for the directors’ attendance at meetings at AFC’s corporate headquarters.

    From time to time, directors’ spouses are invited to attend business-related functions away from AFC’s corporate headquarters with respect to which participation by the directors and their spouses is expected and/or encouraged.  AFC believes that having the directors’ spouses attend such functions, when they are held, as invited guests of the Association, serves the business purposes of the Association and AFC by reinforcing the collegiality of the Board, resulting overall in a more efficient and productive Board.

AFC maintains a fractional ownership interest in a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not permitted. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite to the executives as defined by SEC regulations. See the CD&A, commencing on page 31 and the Summary Compensation Table on page 42.

When an executive officer is traveling on business utilizing the corporate aircraft and room is otherwise available on the aircraft, directors traveling on AFC’s business and the directors’ spouses traveling with the directors may accompany the executive on such business.

The directors are allowed to receive discounts on certain loans secured by their primary residence pursuant to the Association’s Employee & Director Mortgage Loan Policy. For a detailed description of this policy, see the Transactions with Certain Related Persons commencing on page 20. The amount of any discounted interest rate or fees below what an unaffiliated customer would have been required to pay under similar circumstances during 2010 has been determined by the SEC staff not to be compensation and, therefore, is not included in the All Other Compensation column of the 2010 Director Compensation Table, set forth on page 30.

The following Table sets forth details regarding compensation provided to the directors of AFC for the fiscal year ended December 31, 2010.

2010 Director Compensation Table

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
John R. Chrin	87,500	44,993	0	3,112	135,605
John J. Conefry, Jr.	78,000	44,993	0	10,828	133,821
Denis J. Connors	102,750	44,993	61,747	6,377	215,867
Thomas J. Donahue	39,750	44,993	0	3,286	88,029
Peter C. Haeffner, Jr.	92,000	44,993	93,352	56,126	286,471
Brian M. Leeney	78,000	44,993	0	3,310	126,303
Ralph F. Palleschi	102,750	44,993	82,694	5,867	236,304
Thomas V. Powderly	76,000	44,993	0	10,628	131,621

(1)
Fees Earned or Paid in Cash represent fees earned by directors for the annual retainer paid by AFC, the annual retainer paid by the Association, committee meeting attendance fees, and fees for service as committee chairmen, as applicable. See the discussion on page [     ] entitled Directors’ and Other Fee Arrangements.

(2)
This column represents the aggregate grant date fair value of  restricted stock awards made to the directors in 2010 pursuant to the 2007 Director Stock Plan.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions.  The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award.  For additional information, see Note 15 of Notes to Consolidated Financial Statements.   The aggregate numbers of options and restricted stock awards outstanding to each non-employee director at December 31, 2010 was, respectively, Mr. Chrin, - 0 - and 5,461;  Mr. Conefry, 24,000 and 10,760; Mr. Connors, 42,000 and 10,760;  Mr. Haeffner, 30,000 and 10,760; Mr. Leeney, - 0 - and 5,461; Mr. Palleschi, 36,000 and 10,760;  and Mr. Powderly, 6,000 and 10,760.

(3)
Amounts disclosed reflect Change in Pension Value. Mr. Donahue died in May, 2010.  Pursuant to SEC regulations, Mr. Donahue’s change in pension value is disclosed as $0.00 because the change in the actuarial value of his benefit from December 31, 2009 to December 31, 2010 was a negative $934,557.   As a non-employee director of The Greater, Mr. Haeffner participated in The Greater Director Retirement Plan. The change in the actuarial value of his benefit in such plan from December 31, 2009 to December 31, 2010 was a negative $12,436.  Pursuant to SEC regulations, this amount is not reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column with respect to Mr. Haeffner.

(4)
All Other Compensation for each director, except Messrs. Chrin, and Palleschi, includes travel expenses to attend onsite meetings of the Board and, except for Mr. Donahue, spousal travel and entertainment expenses for spouses’ attendance at AFC and Association-related functions.  All Other Compensation for each director also includes dividends on restricted stock awards.   Mr. Haeffner participated in the Directors Deferred Compensation Plan described above. Pursuant to SEC regulations, the interest rate paid in 2010 with respect to his balances in the Directors Deferred Compensation Plan was not a preferential rate and, therefore, no amount has been included under the All Other Compensation column with respect to this sum.  Mr. Haeffner receives medical and dental benefits pursuant to a post-retirement medical plan provided to the non-employee directors of The Greater, the premiums for which in 2010 were $23,012 and $1,334, respectively. As a former non-employee director of The Greater, Mr. Haeffner also receives a pension payment pursuant to The Greater Director Retirement Plan. That payment equaled $24,000 in 2010.

Executive Compensation

The information set forth in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, referred to as the Securities Act, or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

1)	The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) (SEC Regulation, Section 229.402(b)) with management; and

2)
Based on the review and discussion referred to in Paragraph 1 above, the Compensation Committee recommended to the Board of AFC that the CD&A be included in this Proxy Statement on Schedule 14A (SEC Regulation, Section 240.14a-101).

Compensation Committee of AFC

Denis J. Connors, Chairman	Ralph F. Palleschi
John R. Chrin	Thomas V. Powderly
Peter C. Haeffner, Jr.

 Compensation Discussion and Analysis

Under rules established by the SEC, AFC is required to provide certain data and information regarding the compensation and benefits provided to AFC’s Chief Executive Officer, Chief Financial Officer and certain other executives of AFC. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and the CD&A. The CD&A is intended to review the compensation awarded to, earned by or paid to the Named Executives. This review explains material elements of AFC’s compensation of the Named Executives and describes the objectives of AFC’s compensation programs, what the program is designed to reward, each element of compensation, why AFC chooses to pay each element, how AFC determines the amount, and, where applicable, the formula for each element, and how each element and AFC’s decisions regarding that element fit into AFC’s overall compensation objectives and affect decisions regarding other elements. The Named Executives include the Chief Executive Officer, the Chief Financial Officer and AFC’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer of AFC as of December 31, 2010. The Named Executives of AFC are George L. Engelke, Jr., Monte N. Redman, Gerard C. Keegan, Gary T. McCann and Frank E. Fusco.

Executive Compensation Philosophy

The primary objective of the executive compensation program of AFC and the Association is to attract and retain highly skilled and motivated executive officers to manage AFC in a manner to promote prudent growth and profitability and advance the interests of its shareholders.

 The compensation program is designed to provide levels of compensation which comply with regulatory requirements and are competitive and reflective of the organization’s performance in achieving its goals and objectives, both financial and non-financial, as determined in its business plan. The program aligns the interests of the executives with those of the shareholders of AFC by providing a proprietary interest in AFC, the value of which can be significantly enhanced by the appreciation of AFC Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement, based upon their compensation levels, length of service provided to AFC and the Association and the appreciation of AFC Common Stock.

The Named Executives are highly skilled and experienced in the management of thrift institutions. Mr. Engelke, Mr. Redman and Mr. Keegan each has in excess of thirty (30) years experience in the thrift industry and in excess of fifteen (15) years experience in executive management responsible for managing AFC, the Association and/or other thrift institutions. Mr. Fusco and Mr. McCann each has over 15 years of thrift and management experience as a senior officer of AFC or the Association. All have extensive management experience and extensive banking and non-banking training.  All have extensive experience in the management of a public company, and all have a commitment to excellence, prudent operations and promoting the interests of shareholders.

Given the experience of the executives, their proven track record of performance at AFC and the investment AFC and the Association have made in these individuals, their retention is important. AFC has taken a number of steps to further this goal, such as entering into employment contracts with each of the Named Executives, providing vesting periods for equity grants and awards, as well as retirement and change of control packages that provide meaningful incentives for the Named Executives to remain employed by AFC.

To a significant degree, the compensation program for the executive officers mirrors that utilized throughout most of AFC’s operations. The overall compensation of the Named Executives is tied directly to their obtaining clearly defined results in a prudent manner. Since their responsibility is to manage AFC, their performance objectives are related directly to AFC’s performance. This is accomplished through the Executive Incentive Plan, the equity-based compensation program and, to a lesser degree, the retirement program.

 AFC believes that an effective way to ensure that the Named Executives advance the interests of the shareholders is to make sure that each of the executive officers is a significant shareholder. The Compensation Committee has established share ownership requirements applicable to its executives as a multiple of their base salaries. For example, the Chief Executive Officer is required to hold direct or indirect non-derivative shares of AFC Common Stock having a value, based upon the prior year’s average price per share of AFC Common Stock, equal to five (5) times his annual salary. Each of the other executive officers is to hold direct or indirect non-derivative shares of AFC Common Stock having a value, based upon the prior year’s average price per share of AFC Common Stock, equal to three (3) times their respective annual salaries. Excluded from the ownership requirements are outstanding AFC stock options so as to ensure that the executives have more than a mere hypothetical stake in AFC’s performance. While the policy contains a phase-in period to accommodate promotions or newly hired executives, each of the executive officers during 2010, and today, exceed the minimum share ownership requirement notwithstanding the application of any phase-in period.  See the section entitled Security Ownership of Management commencing on page 22 for additional information regarding the investment of the Named Executives in AFC Common Stock. Both through its equity-based incentive and retirement programs, the Named Executives also receive a substantial portion of their compensation in AFC Common Stock. The better AFC Common Stock performs for AFC’s shareholders, the higher the total compensation that is earned by the Named Executives, and vice versa.

The executive compensation program of AFC consists of four (4) primary elements: Base Salary, Short-Term Non-Equity Incentive Plan Compensation, Equity-Based Compensation, and Retirement Benefits. In addition, the Association provides medical benefits, life insurance and disability and other benefits common to all its full time employees. AFC and the Association also provide certain other benefits, or Perquisites, to the Named Executives. The Perquisites are considered an immaterial component of the overall program and are generally associated with furthering the business interests of AFC. AFC and the Association have each entered into employment agreements with each of the Named Executives. These agreements, which are discussed more fully below, impose certain obligations on and provide certain benefits to the Named Executives which extend beyond the terms of their employment.

In structuring its executive compensation program, AFC considers the before and after tax financial impact the elements of the program will have on AFC and the Association. Section 162(m) of  the Code, places a limitation of $1 million on the deductibility by AFC of certain elements of compensation earned by each of the Named Executives. AFC has previously submitted incentive compensation and other benefit plans to its shareholders for approval, when required, in order to preserve the potential deductibility of payments made to the Named Executives.  As a result of the approval of such plans, and based upon the level and composition of the compensation of its executive officers, the limitations contained in Section 162(m) of the Code did not materially impact the financial condition or results of operations of AFC for the year ended December 31, 2010.

Management of AFC monitors and provides to the Compensation Committee, in connection with both executive and director compensation, information derived from a group of financial institutions which by asset size are the next ten larger and the next ten smaller publicly traded banking and thrift institutions in the United States as determined by the 2010 SNL Executive Compensation Review, Banks and Thrifts. This information is utilized by the Compensation Committee as additional information which, when considered with all other factors, is used in making compensation-related decisions. These institutions utilize a variety of business models, are in many cases located in markets which are dissimilar from the New York metropolitan market in which AFC is primarily located and are, generally, not considered by management or the Compensation Committee to be AFC’s peers other than in terms of asset size. The information acquired is derived from public filings by such companies with the SEC. The institutions monitored during 2010 were Zions Bancorporation, People’s United Financial, Inc., East West Bancorp, Popular, Inc., Synovus Financial Corp., New York Community Bancorp, Inc., First Horizon National Corporation, First Niagara Financial Group, Inc., Associated Banc-Corp., Valley National Bancorp, Flagstar Bancorp, Inc., First BanCorp., CapitalSource, Inc., Webster Financial Corporation, Commerce Bancshares, Inc., First Citizens BancShares, Inc., TCF Financial Corporation, City National Corporation, Fulton Financial Corporation and Cullen/Frost Bankers, Inc. The Compensation Committee does not index the compensation of the executive officers to these or other institutions, but considers the information in the exercise of its discretion to arrive at compensation programs and policies which it believes are fair and competitive in the marketplace.

Other than levels of compensation, there are no material differences in the compensation or benefit policies applicable to the executive officers in comparison to other senior officers.  A review of the incentive compensation programs utilized by AFC was conducted including, but not limited to, those in which the Named Executives participate. These programs were not found to present a material risk to AFC.  The Compensation Committee believes that the difference in the levels of compensation among the executive officers is reflective of their roles and responsibilities within AFC, their experience in those roles and competitive compensation levels in the marketplace.

The following details the components of AFC’s executive compensation program.

Base Salary

Salary levels are designed to be competitive with cash compensation levels paid to similar executives at banking and thrift institutions of similar size and standing, giving due consideration to the marketplace in which AFC and the Association operate. Base salary levels are considered in conjunction with the short-term non-equity incentive plan compensation component of the executive compensation program.

The executive officers have not received salary increases, other than in direct recognition of increased responsibilities, during the period from 2008 through and including the date of this Proxy Statement.

AFC’s performance to a significant degree is dependent upon factors which, in the short-term, may be positively or negatively impacted by events outside of the control of management. Our operating results are dependent primarily on our net interest income, which is the difference between the interest earned on our assets and the interest paid on deposits and borrowings. Our earnings are particularly susceptible to changes in market interest rates and U.S. Treasury yield curves, government policies and the actions of regulatory authorities. The Compensation Committee seeks to balance these factors and set base salary at a level which provides a reasonably competitive level of base compensation even if AFC, due to factors outside of the control of the executives, fails to meet its minimum threshold targets such that no awards are made under the short-term non-equity incentive plan compensation component of the total cash compensation program, as occurred during 2008 and 2009.

In determining whether the level of base salary and short term non-equity incentive plan compensation, or total cash compensation, is competitive, the Compensation Committee reviews information from a variety of sources. The Compensation Committee receives information and, from time to time, recommendations from management, has direct access to publications reflecting industry practices and, when the Compensation Committee deems necessary, selects and retains the services of compensation consultants. When compensation consultants are utilized for this purpose, such consultants report directly to the Compensation Committee. Although management necessarily assists the Compensation Committee during this process, controls are implemented to ensure that the consultants’ opinions and recommendations are reported directly to the Compensation Committee, independent of management.

These sources, taken together, are utilized ultimately to confirm that the level and structure of executive compensation, and that of other officers, are fair, competitive and reasonable. In reviewing information on compensation practices with regard to executive officers within the banking and thrift industry, the primary factors which influence salary and short-term non-equity incentive plan compensation levels are the size and complexity of the institution or business unit being managed, the marketplace in which the institution is located, the position held by the executive and the performance of the institution versus peers.

To determine whether or not base salary and short-term non-equity incentive plan compensation for 2010 were set at levels that were competitive, the Compensation Committee has relied primarily upon data supplied by its compensation consultant from time to time.

Generally, the Compensation Committee reviews Named Executives’ salary and cash incentive compensation for the ensuing year in December of each year at the same time as such matters are considered for all other officers of AFC and the Association. In conducting such review, the Compensation Committee considers the performance of AFC, the performance of each of the executive officers (based both on the directors’ own insights and discussions with Mr. Engelke and Mr. Redman), the salary and compensation history of the Named Executives and both the proposed short-term non-equity incentive plan compensation targets for the coming year and proposed equity compensation grants.

In developing AFC’s Business Plan for 2010 during the fall of 2009, in light of continued weak economic performance, a challenging regulatory environment, levels of non-performing loans, the current interest rate forecasts available to them and the impact the projected yield curve would have upon the performance of AFC and the Association, executive management determined and communicated to the Board and Compensation Committee that 2010 was expected to be extremely challenging.  The Business Plan, which was reviewed and approved by the Board, reflected a growing margin and increased although weak earnings per share due to continuing high levels of loan loss provisions and increases in operating expenses, primarily higher pension costs and FDIC insurance assessments.

On an organization-wide basis a salary increase target of 2.5% was established based in part upon survey data indicating projected salary increases of between 1.8% and 3.1% nationally.  Among the surveys utilized were WorldAtWork 2009/2010 Salary Budget Survey, Total U.S. Firms, All Industries and Eastern Region/All Industries and Mercer HR Consulting 2009/2010 U.S. Compensation Planning Survey, All Employees/All Industries, Northeast Region & National Finance/Banking.

The executive officers recommended to the Compensation Committee, for the second consecutive year, that no salary increases be given to the executive officers for 2010.

As a result, and based upon the recommendations of executive management, the Compensation Committee took the following actions:

(i)	the Named Executives were granted no salary increases, and

(ii)	the incentive targets for use with the Executive Incentive Plan were established such that 2010 Business Plan performance would result in a 35% of target incentive payout for the Named Executives.

The financial performance for AFC for 2010, despite the difficult economy, continued high unemployment and soft real estate markets nationally, exceeded 2010 Business Plan expectations.  As a result, although the Named Executives were not granted any salary increases for 2010, they received incentive compensation pursuant to the Executive Incentive Plan for 2010, discussed more fully below.  See Short-Term Non-Equity Incentive Plan Compensation below.

Short-Term Non-Equity Incentive Plan Compensation

Short-term non-equity incentive plan compensation consists of awards paid pursuant to the Executive Incentive Plan. This Plan, which was most recently approved by the shareholders of AFC in 2009, is a performance-based plan. Annually, the Compensation Committee establishes, in advance, performance objectives. These performance objectives are derived from the business plan of AFC, which is reviewed and approved by the Board annually, and covers the ensuing two years. The compensation payable under the Executive Incentive Plan, while it may be reduced by the Compensation Committee in its discretion, is otherwise tied directly to the attainment of the pre-established performance objectives. The Executive Incentive Plan has been structured in this manner to maintain the tax deductibility to AFC of awards under this plan pursuant to Code Section 162(m). Therefore, the Compensation Committee has no discretion under this plan to reward performance by a particular Named Executive that may have favorably impacted AFC’s results disproportionately or reward performance that is not immediately captured in the financial performance matrix utilized.

As noted above, the Board and Compensation Committee of AFC recognize that the performance of AFC is substantially affected by the environment in which it operates, particularly interest rate movements and the shape of the yield curve. It is expected that its executives will maintain systems to monitor such environment and over time take steps to prudently manage the various risks that such environment presents. As a general matter, the Board and the Compensation Committee believe that, to be effective, the attainment of targets established under the Executive Incentive Plan should be both challenging, yet prudently attainable, so as not to encourage either imprudent risk taking or the sacrifice of long-term performance for short term gains.

The Compensation Committee has received comments from the compensation consultants retained in previous years regarding the operation of the Executive Incentive Plan and has duly considered those comments in structuring performance targets pursuant to such plan. Among those comments was the proportion of each executive officer’s performance based cash compensation to total cash compensation. The Compensation Committee, in establishing the performance targets, utilizes its discretion based upon all the information available to it. The Compensation Committee does not generally review specific peer data concerning the targets utilized by the Compensation Committee nor does it index the targets to peer performance. Members of the Compensation Committee are generally aware of the financial and total return performance of a number of peer and other banking related institutions at the time the performance targets are established, as this data is reported monthly by management at meetings of the Board. Among the institutions monitored were Hudson City Bancorp, Inc., New York Community Bancorp, People’s United Financial, Inc., Washington Federal, Inc., First Niagara Financial Group, Inc., NewAlliance Bancshares, Provident Financial Services, Flushing Financial Corp., Dime Community Bancshares, Inc., Bank of America Corp., JPMorgan Chase & Co., Citigroup Inc., Wells Fargo & Company, PNC Financial Services Group, Inc., U.S. Bancorp, Bank of New York Mellon Corporation, Suntrust Banks, Inc., Capital One Financial Corp., BB&T Corporation, State Street Bank and Trust Company, Regions Financial Corp., Fifth Third Bancorp, KeyCorp, Northern Trust Company, M&T Bank Corporation, Comerica Bank, Marshall & Ilsley Corporation, Zions Bancorporation, Huntington Bancshares Inc., TCF Financial Corp., Webster Financial Corp. and Valley National Bancorp.  The specific criteria monitored are not, however, directly comparable to the performance measures utilized under the Executive Incentive Plan. Ultimately, the Compensation Committee exercises its discretion, based upon all information available to it, to establish the incentive targets applicable to the executive officers.

The Executive Incentive Plan for 2010 provided for a target incentive equal to seventy percent (70%) of base salary for the Chief Executive Officer, sixty percent (60%) of base salary for the President and fifty percent (50%) of base salary for each of the other executive officers.

The performance measurements used for 2010 were the diluted earnings per share of AFC Common Stock and net interest income plus non-interest income less general and administrative expenses, referred to as PTPP. A series of achievement levels was established for each measure, with each level assigned a percentage award ranging from zero percent (0%) to two hundred percent (200%). The zero percent (0%) award represented performance below what the Compensation Committee considered a reasonable threshold level of achievement. The diluted earnings per share performance of AFC accounted for seventy five percent (75%) of the executives’ total incentives under the Executive Incentive Plan, while AFC’s PTPP performance accounted for twenty five percent (25%) of such total.

The Compensation Committee believes that these performance measurements are over time, on an institution-wide basis, within the sufficient control of management and should be captured in the total returns provided to shareholders of AFC Common Stock.  The Compensation Committee also believes that including a PTPP performance measure reflects current performance unencumbered by the impact of the weakened real estate markets and lending decisions made in years past.

Based upon AFC’s confidential business plan, target performance ranges were established for 2010 at the time of the award in February, 2010 for both diluted earnings per share targets and PTPP  targets. The targets were assigned a percentage between zero percent (0%) and two hundred percent (200%). At the time the ranges were established in February, 2010, the Compensation Committee also authorized certain specified adjustments to AFC’s diluted earnings per common share and PTPP, as reported in accordance with U.S. generally accepted accounting principles, referred to as GAAP, in determining the ultimate performance under the Executive Incentive Plan. In such cases, typically, business plan assumptions are substituted for items that reflect changes in GAAP or are unknown, highly unpredictable or uncontrollable by management at the time the business plan for the coming year is developed or approved. The nature of the adjustments authorized for 2010 was generally consistent with adjustments authorized pursuant to the Executive Incentive Plan in previous years.  These adjustments are detailed below.

To receive an incentive payout for 2010 of two hundred percent (200%), the adjusted diluted earnings per share were required to exceed $2.59 per share and the PTPP was required to exceed $3.28 per share.  No award would be made if the adjusted diluted earnings per share were below $0.52 per share and the PTPP was below $2.21 per share.  To receive a target level payout, the adjusted diluted earnings per share was required to be equal to or between $1.40 and $1.64 per share and the PTPP was required to be equal to or between $2.70 and $2.78 per share.

The ultimate adjustments made to AFC’s GAAP diluted earnings per common share to arrive at adjusted diluted earnings per share and PTPP were as follows:

i)
common share equivalents were increased by 9,702 shares due to differences in stock repurchases, ESOP allocation, stock option exercises and dilutive treasury stock calculations from those assumed in the business plan;

ii)	interest income was increased by $67,000 to reflect differences related to actual stock repurchases, option exercises and other cash transactions from those assumed in the business plan;
iii)	general and administrative expenses were reduced by $304,000 to reflect higher equity-based compensation expense from that assumed in the business plan;
iv)	general and administrative expenses were decreased by $2,776,000 to reflect higher ESOP expense as the result of fluctuating AFC Common Stock prices during 2010 from that assumed in the business plan;
v)	net income was increased by a net $2,910,000 relating to certain legal settlements and expenses;
vi)	net income was decreased by $1,148,000 to tax effect the adjustments set forth above.

The following additional adjustments were made to arrive at PTPP:

i)	adjusted net income was increased by $115,000,000 to reflect loan loss provisions incurred during 2010;
ii)	adjusted net income was increased by $42,251,000 to reflect tax accruals during 2010.

For fiscal year 2010, the Compensation Committee, pursuant to the terms of the Executive Incentive Plan, certified that AFC’s financial performance goals resulted in overall 45% of target incentive payments based upon adjusted diluted earnings per share of $0.837 and PTPP of $2.55 per share.

Equity-Based Compensation

The equity-based compensation portion of AFC’s and the Association’s compensation program consists of option grants and awards of restricted stock pursuant to the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan was approved by the shareholders of AFC in 2005. See Proposal No. 2 beginning on page 56 regarding a proposed amendment to the plan.  The purpose of the 2005 Stock Incentive Plan is to promote the growth and profitability of AFC, to provide certain key officers and employees of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in AFC.

Historically, equity-based compensation grants and awards have been made to officers holding the title of Vice President or higher. This totaled seventy-six (76) officers as of February 1, 2010, the last award date prior to December 31, 2010. The Compensation Committee believes that this group of individuals has the greatest ability to impact the overall performance, and therefore the stock price, of AFC.

Since 2008, it has been the practice of AFC generally to award restricted stock to officers of the Association and AFC annually following the release of AFC’s prior fiscal year results in late January.  On occasion, although not during 2010, grants or awards may also be made at or near the time a new officer is hired, on the date of a regularly scheduled Board meeting. In all cases, the value ascribed to awards of restricted stock has been the closing price of AFC Common Stock on the date of the grant or award on the exchange on which such stock was trading at the time.

Since 2006, the Compensation Committee has only granted restricted stock, and not options, to AFC’s executive officers.  Restricted stock is awarded with voting and dividend rights.  Since restricted stock awarded consists of outstanding common shares, the dividend rate applicable to restricted stock awards is the same rate applicable to AFC Common Stock outstanding generally.

In February, 2010 the Compensation Committee approved restricted stock awards to all officers holding the title of Vice President or higher.  A total of 778,740 shares of AFC Common Stock were awarded to the officers at that time with 506,480 of such shares awarded to the seven executive officers.  These shares at the time of the award had an aggregate value of $10,123,620, with the shares awarded to the executive officers having a value of $6,584,240 on the date of the awards.

The level of restricted stock awarded to each officer, including the executive officers, is established at the discretion of the Compensation Committee and was based, in 2010, upon recommendations made by Hewitt Associates, LLC, the predecessor to AON Hewitt.  See page 17 under the heading Compensation Committee – Corporate Governance for additional information regarding this matter.  Among the specific factors considered in determining the level of grant for any particular officer is the officer’s rank and ability to impact the overall financial performance of AFC, the officer’s salary and the officer’s individual performance.

See Security Ownership of Management commencing on page 22, the Summary Compensation Table on page 42 and the 2010 Outstanding Equity Awards at Fiscal Year End Table on page 46 for further information regarding certain options and restricted stock outstanding with respect to the Named Executives.

See Proposal No. 2, beginning on page 56, regarding a proposal to amend the 2005 Stock Incentive Plan.

Retirement Benefits

Retirement benefits are designed to provide for an adequate level of income to each participating employee following his or her retirement from AFC and the Association based upon compensation level and length of service. These benefits are also designed to support the goals and objectives of the remainder of the compensation program. Among those goals and objectives are the alignment of the interests of all retirement plan participants, including but not limited to the Named Executives, to that of the shareholders and the retention of participating employees.

Retirement benefits are provided through the ESOP, the Incentive Savings Plan, the Employees Pension Plan, the Association Excess Benefit Plan, referred to as the Excess Plan, and the Association Supplemental Benefit Plan, referred to as the Supplemental Plan.  The Employees Pension Plan, the Excess Plan and the Supplemental Plan are referred to collectively as the DB Plans. Certain post-retirement benefits are also provided through the Association’s Retirement Medical and Dental Benefit Policy for Vice Presidents and above, referred to as the Post-retirement Medical Plan.

None of AFC’s or the Association’s DB Plans have benefit formulas which take into account compensation other than base salary. As a result, compensation derived from cash incentives, restricted stock and the exercise of stock options, which may vary substantially from year to year, does not affect benefit levels.

The retirement benefits have been developed over a number of years and, as a result, the relative importance and the focus of the various plans have shifted over time.

The Employees Pension Plan is a qualified defined benefit plan. This plan, historically, was the primary retirement vehicle for the Association, which, when the plan was originally adopted in 1949 and until 1993, was a relatively small mutual thrift institution. The benefit formula under the Employees Pension Plan, which has evolved over time based primarily upon Code requirements, is based upon length of service and average compensation level for the five years preceding retirement. As a tax qualified plan, the compensation level which can be considered in the benefit formula is capped ($245,000 during 2010). As a result, the Employees Pension Plan, over time, failed to capture significant amounts of compensation in the benefit formula, at the higher salary and compensation levels within the Association.

In 1983, the Excess Plan, a non-qualified defined benefit plan, was instituted. This plan applies the Employees Pension Plan benefit formula to salary-based compensation above the Internal Revenue Service, or IRS, compensation limits.

The Association, in 1991, also instituted the Supplemental Plan, also a non-qualified defined benefit plan, to maintain the then current benefit formula for a group of officers impacted by a reduction in the benefits formula under the qualified plan and, indirectly, the Excess Plan due to changes mandated under the Code. Currently, Mr. Engelke and Mr. Redman are the only Named Executives who participate in the Supplemental Plan.  The DB Plans are the primary retirement vehicles utilized by the Association that are not materially and directly tied to the performance of AFC Common Stock. AFC believes that the use of the DB Plans to provide a minimum level of retirement benefits for eligible Association employees is prudent given the magnitude of the reliance the ESOP places on the performance of AFC Common Stock. The DB Plans, however, continue not to capture within their benefit formulas cash compensation paid to the Named Executives pursuant to the Executive Incentive Plan or bonus compensation paid to other officers and employees.

In December 2008, each participant in the Excess Plan and the Supplemental Plan was provided an opportunity to make an irrevocable election of the form of benefit payment they would receive at the time such participant became eligible to receive benefits under the Plan.  No changes in the benefit formulas were made.  All of the Named Executives elected lump sum distributions as their form of benefit.  In 2009, the Committees directed their actuary to utilize the elected benefit form of payment rather than that previously assumed in calculating the accrued liability for each participant.  This change in assumptions coupled with the lower interest rate environment in effect at December 31, 2009 compared to December 31, 2008 were the primary reasons for the substantial increase in the change in Pension Value column of the Summary Compensation Table set forth on page 42 for the Named Executives compared to previous years. With respect to Mr. Engelke, also see the discussion on page 48 regarding enhanced DB Plan benefits for deferring benefit payments beyond normal retirement age.

In 1986, the Association implemented the Incentive Savings Plan, a defined contribution 401K plan. At the time it was implemented, the Incentive Savings Plan operated as a profit sharing plan pursuant to which employees received from the Association matching contributions, based upon their level of voluntary participation in the plan. The Incentive Savings Plan gave employees an incentive to save, helped provide for their retirement, provided certain tax benefits to participants, helped focus employees on the profitability of the Association and allowed employees to rollover vested balances if they left the Association’s employ prior to retirement age. The Incentive Savings Plan continues to be maintained and employees can continue to make voluntary contributions into the Incentive Savings Plan. However, since 1993, the Association and AFC have not made contributions to the Incentive Savings Plan.

The ESOP is a combination of a leveraged employee stock ownership plan established by the Association when it converted from mutual to stock form in 1993 and a leveraged employee stock ownership plan in existence at LISB at the time of the LIB Acquisition in 1998 and implemented by LISB at the time of its mutual to stock conversion in 1994. A primary purpose of each institution in implementing an employee stock ownership plan was to instill an owner culture in a workforce that had previously operated in a mutual structure that lacked accountability to stakeholders or owners. Each employee stock ownership plan purchased with borrowed funds a block of the common stock issued in its sponsor’s conversion offering, to be allocated among eligible employees over the succeeding years as the borrowing was repaid. The value of the benefit provided, and its GAAP accounting cost, rise and fall with the performance of the stock purchased. There have been no subsequent stock purchases for either plan. The two employee stock ownership plans were combined in 2000 in order to offer a single, unified employee stock ownership plan benefit to all employees of the combined company. In order to achieve a uniform benefit structure, the outstanding loan for each plan was renegotiated to achieve a new payment and share allocation schedule. In order to secure the consent of the plans’ independent fiduciaries to this action, the Association committed to make certain additional cash contributions to the ESOP.

The renegotiation also established change of control protections for the participants of the ESOP. This provision was a key device in encouraging the retention of all participating employees, although with the passage of time its economic impact has been reduced.  The Board, management and the fiduciaries representing the interests of the ESOP’s participants believed that, in the event of a change of control, the value provided to shareholders would be as a result of the efforts, over time, of the employees of the Association and that any value generated within the AFC Common Stock then unallocated in the ESOP at that time should benefit such employees. As a result, the plan was amended to provide that in the event of a change of control, the ESOP must be terminated, the outstanding loan settled and the balance of the unallocated shares distributed to then current employee participants. As of December 31, 2010, using the closing price for AFC Common Stock as quoted on the NYSE on December 31, 2010, the value to be distributed would be approximately $27.9 million.

See the Summary Compensation Table on page 42 and Security Ownership of Management on page 22 for further information regarding the ownership of AFC Common Stock by the Named Executives.  See also the discussion commencing on page 48 under the heading Additional DB Plan Information regarding the benefit formulas applicable to the DB Plans.

The Post-retirement Medical Plan provides executive and other senior officers and their spouses, if any, with medical and dental insurance coverage following such officers’ retirement from the Association at age 55 or older with at least 10 years of service. Based upon the officer’s age at retirement, the Association pays between fifty percent (50%) and one hundred percent (100%) of the premiums for such coverage.  AFC views this plan as another vehicle to encourage the retention of its senior officers.

Perquisites

The executive officers are provided with certain perquisites detailed below. These perquisites are modest in cost and scope.  See the section entitled Transactions with Certain Related Persons commencing on page 21 for a discussion of the Association’s Employee & Director Mortgage Loan Policy.

Other Banking Services

The Association provides to its employees, officers and directors routine retail banking services, including primarily checking, savings and certificate of deposit accounts. The Association from time to time waives, for such individuals, certain de minimis fees associated with such accounts. As these amounts are waived on a non-discriminatory basis to the Association’s employees generally, under SEC regulations, they are not included in the Compensation Tables for the directors or the Named Executives and are not considered to be related-party transactions.

Company-Provided Automobiles

All executive officers are provided with a company owned or leased automobile for their business and personal use. The Association pays the maintenance, insurance and licensing-related costs of the automobile, but not fuel costs. The value of this benefit, net of direct business usage, for which other employees are reimbursed, is included in the Summary Compensation Table on page 42 under the All Other Compensation column.

Use of Corporate Aircraft and Other Travel-Related Expenses

AFC has a fractional ownership interest in a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not permitted. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite as defined by SEC regulations.

AFC has a policy when Named Executives travel on business to allow the executives to be accompanied by their spouses. This benefit is utilized sparingly by the executives and is considered a perquisite.  The estimated incremental cost of the spouse’s attendance is included in the Summary Compensation Table on page 42 under the All Other Compensation column where such amount can be determined. In all cases, such benefit is immaterial to the compensation of the Named Executives. If a Named Executive is traveling on business utilizing the corporate aircraft and there is otherwise room available on the aircraft for the executive’s spouse to accompany the executive, the spouse may do so. As there is no incremental cost to AFC for the spouse accompanying the executive on such flight, no amount has been included in the Summary Compensation Table with respect to such usage. To the extent a commercial flight was utilized and AFC bore the cost of the spouse’s air travel, the cost of such air travel is included in the Summary Compensation Table on page 42 under the All Other Compensation column.

Other Benefits

All senior officers, including the Named Executives, are provided with an annual physical at the Association’s expense. In the alternative, senior officers may consult their own physicians and submit the cost of such physical through the officer’s medical insurance coverage which is available to all full time employees.  Commencing in 2009, the Association began reimbursing senior officers who consult their own physician the amount in excess of any medical insurance reimbursement less the amount the employee may receive pursuant to the employee’s medical flexible spending account, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
George L. Engelke, Jr.	2010	1,142,000	1,415,310	359,730	0	207,427	3,124,467
Chairman and Chief	2009	1,142,000	1,275,183	0	908,382	182,764	3,508,329
Executive Officer	2008	1,142,000	1,335,712	0	121,919	226,647	2,826,278

Monte N. Redman	2010	825,000	1,555,970	222,750	917,327	238,273	3,759,320
President and Chief	2009	825,000	1,400,081	0	767,018	193,859	3,185,958
Operating Officer	2008	825,000	1,393,028	0	350,235	191,618	2,759,881

Gerard C. Keegan	2010	544,000	898,560	122,400	508,943	162,258	2,236,161
Vice Chairman and	2009	544,000	815,069	0	353,112	131,582	1,843,763
Chief Administrative	2008	544,000	814,884	0	241,165	131,524	1,731,573
Officer

Gary T. McCann	2010	500,000	807,300	112,500	295,157	152,394	1,867,351
Executive Vice	2009	500,000	750,040	0	248,727	125,989	1,624,756
President	2008	500,000	730,156	0	169,530	116,824	1,516,510

Frank E. Fusco	2010	465,000	750,750	104,625	232,070	146,131	1,698,546
Executive Vice	2009	465,000	695,003	0	128,395	124,277	1,412,675
President, Treasurer	2008	465,000	558,208	0	76,841	124,122	1,224,171
and
Chief Financial Officer

(1)
Each of the Named Executives, except for Mr. Keegan, has elected to contribute a portion of his salary into the Incentive Savings Plan. While the Association is authorized to make matching contributions under the terms of the Incentive Savings Plan, it has not done so since prior to 1993. Each of the Named Executives also elected to contribute a portion of his salary into a medical flexible spending account. These plans are not discriminatory in favor of the Named Executives.  Such contributions are included in the figures reported as salary.

(2)
This column represents the aggregate grant date fair value of restricted stock awards made to the Named Executives in 2008, 2009 and 2010 pursuant to 2005 Stock Incentive Plan, which was previously approved by the shareholders of AFC.  The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. For additional information, see Note 15 of Notes to Consolidated Financial Statements. For additional information regarding restricted stock held by the Named Executives, see the 2010 Outstanding Equity Awards At Fiscal Year-End Table on page 46.

(3)
This column represents the incentive bonus award payments made to the Named Executive for 2008, 2009 and 2010 pursuant to the Executive Incentive Plan, which plan was previously approved by the shareholders of AFC. For additional information, see the 2010 Grants of Plan-Based Awards Table on page 4.

(4)
This column represents the sum of the actuarial change in pension value in 2008, 2009 and 2010 for each of the Named Executives according to their respective participation in the DB Plans. For information regarding the assumptions used in determining the present value of such benefits, as well as additional information regarding the Named Executives’ participation in such plans, see the discussion on page 48 and the 2010 Pension Benefits Table on page 50. The Named Executives do not participate in any non-qualified deferred compensation plans. Pursuant to SEC regulations, Mr. Engelke’s change in pension value for 2010 is disclosed as $0.00 because the change in the actuarial value of their benefit from December 31, 2009 to December 31, 2010 was a negative $121,164.

(5)
This column represents compensation amounts reportable with respect to the Named Executives for 2008, 2009 and 2010 pursuant to SEC regulations and not properly reportable in any other column of the Summary Compensation Table. AFC has not paid any tax gross-up amounts with respect to any compensation or benefits reflected in the Summary Compensation Table or otherwise. AFC does not allow Named Executives or other officers and employees to acquire AFC Common Stock at a discount. While the Association provides group life insurance coverage with respect to the Named Executives, such benefit is provided on a non-discriminatory basis to all full time employees of the Association and, therefore, has been excluded pursuant to SEC regulations, as have other group medical and health coverages. The following table sets forth additional detail regarding All Other Compensation amounts:

All Other Compensation Table

Name	Year	Dividends Received on Restricted Stock Awards ($)(a)	AFC Common Stock Allocated Pursuant to the ESOP ($)(b)	Cash Allocated Pursuant to the ESOP ($)(c)	Perquisites and Other Personal Benefits ($)(d)	Total ($)
George L. Engelke, Jr.	2010	143,993	37,701	7,469	18,264	207,427
	2009	122,730	32,908	11,132	15,994	182,764
	2008	131,456	41,401	25,182	28,608	226,647

Monte N. Redman	2010	178,178	37,701	7,469	14,925	238,273
	2009	133,718	32,908	14,857	12,376	193,859
	2008	106,886	41,401	31,782	11,549	191,618

Gerard C. Keegan	2010	106,203	37,701	7,469	10,885	162,258
	2009	80,610	32,908	8,128	9,936	131,582
	2008	71,396	41,401	7,074	11,653	131,524

Gary T. McCann	2010	95,817	37,701	7,469	11,407	152,394
	2009	73,050	32,908	12,662	7,369	125,989
	2008	60,216	41,401	6,896	8,311	116,824

Frank E. Fusco	2010	82,076	37,701	7,469	18,885	146,131
	2009	60,871	32,908	13,652	16,846	124,277
	2008	39,988	41,401	29,149	13,584	124,122

(a)
This column represents dividends paid during 2008, 2009 and 2010, respectively, to the Named Executives by AFC with respect to the AFC Common Stock previously awarded to the Named Executives as unvested restricted stock pursuant to the 2005 Stock Incentive Plan. Such dividends are, for federal and state tax purposes, treated as wages and as such are subject to tax withholding. The amount reflected is the gross amount paid before tax withholding.

(b)
This column represents the expense incurred by the Association with respect to AFC Common Stock allocated to the Named Executives as a result of their participation in the ESOP for 2008, 2009 and 2010, respectively. The ESOP is a qualified defined contribution plan subject to ERISA. The expense is calculated under GAAP based upon the number of shares allocated to the Named Executive times the average daily closing price of AFC Common Stock as quoted on the NYSE for 2008, 2009 and 2010, respectively. This amount does not equate to either the cash contribution made by the Association to the ESOP to obtain the release of such shares for allocation, nor the basis on which the Named Executives’ entitlement to such shares is determined. For further information regarding the ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 38.

(c)
This column represents an estimate of the cash allocated to the accounts of the Named Executives as a result of their participation in the ESOP for the 2008, 2009 and 2010 plan years, respectively, in the form of contributions and investment return. Excluded are amounts earned by the Named Executive in the form of dividends or interest on amounts previously allocated to the Named Executives’ accounts within the ESOP. For further information regarding the ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 38.

(d)
This column represents perquisites and other personal benefits incurred by AFC and the Association with respect to the Named Executives for the 2008, 2009 and 2010 fiscal years, respectively.  For Mr. Engelke, Mr. Keegan, Mr. McCann and Mr. Fusco, such benefits consisted of the value of an automobile provided to each by the Association and utilized for non-business purposes.  For Mr. Redman, such benefits consisted of the value of an automobile provided by the Association and utilized for non-business purposes, and a physical examination.  Automobiles are provided to the Named Executives by the Association, which the Named Executives may use for business purposes, commuting and for personal use.  The amount included as a perquisite was determined based upon the total cost incurred by the Association for the automobile including annual depreciation, as well as insurance, registration and inspection fees and maintenance costs, less the cost the Association would have reimbursed the executive for business mileage had the executive used their personal automobile, adjusted positively or negatively for the gain or loss realized on any owned automobile traded in during the year, based upon the estimated salvage value established at the time the automobile was acquired. This amount represents the incremental cost of such automobiles to AFC and does not represent the amount of income attributable to the Named Executive for tax purposes as a result of the non-business use of such automobile. For a description of the policies of AFC with respect to providing automobiles to its executive officers, see the section under the CD&A entitled Perquisites commencing on page 41.

The following table sets forth information regarding bonus awards and equity grants for or during 2010 pursuant to the Executive Incentive Plan and the 2005 Stock Incentive Plan, respectively, made to the Named Executives during 2010. Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee annually establishes an annual incentive for the executive officers of AFC. For a discussion of the goals and targets applicable for 2010, see the CD&A - Short-Term Non-Equity Incentive Plan Compensation commencing on page 35.  Equity grants are made at the discretion of the Compensation Committee.  For a discussion of the 2005 Stock Incentive Plan, see the CD&A-Equity Based Compensation commencing on page 37.

 2010 Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Numbers of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (3) ($)
		Thresh- old ($)	Target ($)	Maxi- mum ($)
George L. Engelke, Jr.		19,985	799,400	1,598,800
	2/1/2010				108,870	1,415,310
Monte N. Redman		12,375	495,000	990,000
	2/1/2010				119,690	1,555,970
Gerard C. Keegan		6,800	272,000	544,000
	2/1/2010				69,120	898,560
Gary T. McCann		6,250	250,000	500,000
	2/1/2010				62,100	807,300
Frank E. Fusco		5,812	232,500	465,000
	2/1/2010				57,750	750,750

(1)
 All grants of Non-Equity Incentive Plan Awards to the Named Executives were made pursuant to the Executive Incentive Plan. For additional information regarding the Executive Incentive Plan, see the CD&A section under the heading Short-Term Non-Equity Incentive Plan Compensation commencing on page 35. Grants to the Named Executives of equity-based awards during 2010 were made pursuant to the 2005 Stock Incentive Plan.  For additional information regarding the 2005 Stock Incentive Plan, see the CD&A section under the heading Equity-Based Compensation commencing on page 37.

(2)
The amounts reflected under the Estimated Possible Payouts under Non-Equity Incentive Plan Awards columns reflect the incentive bonus program for the Named Executives for fiscal year 2010. The Threshold column reflects the minimum bonus which could be earned by the Named Executive earning any bonus. Performance of AFC below the specified level would result in no bonus. The Target column and the Maximum column represent the amounts that would be earned had AFC performed at the one hundred percent (100%) payout and maximum payout percentages as specified under the goals established in connection with the Executive Incentive Plan for 2010.  In January 2011, the Compensation Committee of AFC determined that based upon AFC’s performance in 2010, incentive bonuses  would be paid to the Named Executives under the Executive Incentive Plan for 2010 as set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation” on page 42.

(3)
The amounts reflected under the Grant Date Fair Value of Stock Awards column reflect the grant date fair value of the award computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions, which on a per share basis is equal to the closing price per share of AFC Common Stock as quoted on the NYSE on the date of grant, which was February 1, 2010, or $13.00 per share.  The Named Executives paid no consideration for these awards other than for services rendered in performing their duties and responsibilities as executive officers.

The following table provides information on the current holdings of stock options and restricted stock awards by the Named Executives as of December 31, 2010. This table includes unexercised vested and unvested option grants and unvested restricted stock awards. Each equity grant or award outstanding at fiscal year end is shown separately for each Named Executive. There were no unvested options outstanding as of December 31, 2010.  The vesting schedule for each grant or award is shown following this table, based on the option grant or restricted stock award date. The market value of the restricted stock awards is based on the closing market price per share of AFC Common Stock as quoted on the NYSE on December 31, 2010, or $13.91. For additional information about the option grants and restricted stock awards, see the CD&A - Equity-Based Compensation commencing on page 37.

2010 Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Award Date (2)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
George L. Engelke, Jr.	12/19/2001	375,000	16.8333	12/18/2011	12/20/2006	42,800	595,348
	12/18/2002	405,000	18.0000	12/17/2012	01/28/2008	21,440	298,230
	12/17/2003	315,000	24.4000	12/16/2013	02/02/2009	51,900	721,929
	12/15/2004	397,500	26.6267	12/14/2014	02/01/2010	72,580	1,009,588
	12/21/2005	345,000	29.0200	12/20/2012

Monte N. Redman	12/19/2001	126,060	16.8333	12/18/2011	12/20/2006	30,300	421,473
	12/18/2002	165,445	18.0000	12/17/2012	01/28/2008	55,900	777,569
	12/17/2003	130,500	24.4000	12/16/2013	02/02/2009	102,570	1,426,749
	12/15/2004	180,000	26.6267	12/14/2014	02/01/2010	95,752	1,331,910
	12/21/2005	154,700	29.0200	12/20/2012

Gerard C. Keegan	12/19/2001	108,000	16.8333	12/18/2011	12/20/2006	22,800	317,148
	12/18/2002	142,500	18.0000	12/17/2012	01/28/2008	32,700	454,857
	12/17/2003	102,000	24.4000	12/16/2013	02/02/2009	59,712	830,594
	12/15/2004	144,000	26.6267	12/14/2014	02/01/2010	55,296	769,167
	12/21/2005	122,900	29.0200	12/20/2012

Gary T. McCann	12/19/2001	36,900	16.8333	12/18/2011	12/20/2006	19,600	272,636
	12/18/2002	49,500	18.0000	12/17/2012	01/28/2008	29,300	407,563
	12/17/2003	56,250	24.4000	12/16/2013	02/02/2009	54,948	764,327
	12/15/2004	90,000	26.6267	12/14/2014	02/01/2010	49,680	691,049
	12/21/2005	84,000	29.0200	12/20/2012

Frank E. Fusco	12/19/2001	47,550	16.8333	12/18/2011	12/20/2006	9,800	136,318
	12/18/2002	63,000	18.0000	12/17/2012	01/28/2008	22,400	311,584
	12/17/2003	46,800	24.4000	12/16/2013	02/02/2009	50,916	708,242
	12/15/2004	60,900	26.6267	12/14/2014	02/01/2010	46,200	642,642
	12/21/2005	37,500	29.0200	12/20/2012

(1)	The following table details the vesting date for all outstanding stock options held by the Named Executives as of December 31, 2010, based upon the grant date of such option:

Option Grant Vesting Schedule

Grant Date	Vesting Date (a)
12/19/2001	1/10/2005
12/18/2002	1/10/2006
12/17/2003	12/22/2005
12/15/2004	12/22/2005
12/21/2005	1/9/2009

(a)
In addition to the dates indicated, the options reflected in this table would vest early upon the death, disability and, except for those options granted on December 21, 2005, upon retirement upon reaching age 55 with at least 10 years of service. The options granted on December 21, 2005 vest upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of options granted on December 17, 2003 and December 15, 2004 was accelerated by the Compensation Committee in anticipation of the implementation of SFAS 123R on January 1, 2006. All stock options indicated would also vest in the event of a change of control of either AFC or the Association.

(2)	The following table details the vesting date for all outstanding restricted stock awards held by the Named Executives as of December 31, 2010, based upon the award date of such restricted stock:

Restricted Stock Award Vesting Schedule

Award Date	Vesting Date (a)
12/20/2006	1/9/2012
1/28/2008	1/28/2013
2/2/2009	12/15/2009
2/1/2010	12/14/2010

(a)
The balance of the award granted to Mr. Engelke on January 28, 2008 vests on January 28, 2011. The balance of the award granted to Mr. Engelke on February 2, 2009 vests on December 15, 2011. The balance of the award granted to Mr. Engelke on February 1, 2010 vests 1/2 on December 14, 2011 and 1/2 on December 14, 2012.    Shares awarded to the remainder of the Named Executives vest (i) 100% on the dates indicated above for those shares awarded on December 20, 2006 and January 28, 2008, respectively, and (ii) 20% per year of the awarded shares commencing on the vesting date set forth above and on the anniversary thereafter as to those shares awarded on February 2, 2009 and February 1, 2010, respectively.  In addition to the dates indicated, all restricted stock awards indicated would vest early upon the death, disability and, except for the restricted stock granted to the Named Executives on January 28, 2008, February 2, 2009 and February 1, 2010, upon normal retirement at age 65 as defined under any of the Association’s pension plans. The restricted stock granted to Mr. Engelke on December 20, 2006 would vest earlier than the date indicated should he retire from AFC and the Association having reached the then applicable mandatory retirement age for executive officers of 70.  All restricted stock awards indicated would also vest in the event of a change of control of either AFC or the Association.

The following table provides information, for the Named Executives, regarding the number of shares acquired upon vesting, and the value realized before their payment of any applicable withholding tax and broker commissions.

2010 Stock Vested

Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting (#)(1)
George L. Engelke, Jr	104,270	1,403,264
Monte N. Redman	58,128	780,095
Gerard C. Keegan	33,728	452,627
Gary T. McCann	30,736	412,440
Frank E. Fusco	28,522	382,736

(1)	Value realized is calculated by multiplying the number of shares of AFC Common Stock which vested by the closing price per share of AFC Common Stock as quoted on the NYSE on the date of vesting.

Additional DB Plan Information

The following table sets forth information on the pension benefits for the Named Executives under each of the following pension plans:

Employees Pension Plan. The Employees Pension Plan is a funded and tax qualified retirement program that covers approximately 4,281 eligible employees and retirees of the Association and its predecessors as of December 31, 2010. As applicable to the Named Executives, the plan provides benefits based on a formula that takes into account a portion of the executive’s earnings for each fiscal year, subject to applicable IRS limitations. Since 1992, the formula provides for an annual benefit accrual for each year of service (up to a maximum of 30 years) equal to 1.00% of the executive’s average base salary over the 5 years immediately preceding retirement up to “covered compensation” and 1.6% of such average base salary in excess of “covered compensation.” “Covered compensation” varies based upon a participant’s normal retirement date based upon changes in the average of the Social Security taxable wage bases. The executive’s annual earnings taken into account under this formula include base salary, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2010). As an example, utilizing covered compensation of $59,400 for an employee who reached normal retirement age in 2010, the maximum incremental annual benefit an executive could have earned toward his total pension payments under this plan was $3,564, payable after retirement as described below.

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of 10 years. The normal retirement age as defined in the Employees Pension Plan is 65. Employees with at least 5 years of service, including the Named Executives, who have retired and reached age 55, may elect to receive benefits at a reduced amount. Currently, Mr. Keegan, Mr. Redman and Mr. McCann are eligible for early retirement. The benefit reduction is based upon a table of simplified option factors used to convert the benefit at normal retirement age to the reduced amount. On average, the reduction equates to approximately an 8.2% discount per year for each year retirement is accelerated prior to normal retirement age. Similarly, retirees with at least 5 years of service may receive an enhanced benefit if they defer the receipt of their benefit beyond their 65th birthday. On average, the increase equates to approximately a 10.5% enhancement per year that retirement is deferred beyond normal retirement age. Currently, Mr. Engelke is eligible for an enhanced benefit. In addition, the Employees Pension Plan provides for spousal joint and survivor annuity options.

Benefits under the Employees Pension Plan are subject to the limitations on annual benefits imposed under section 415 of the Code. The section 415 limit for 2010 is $195,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates.

Supplemental Plan. The Association in 1991 adopted the Supplemental Plan, a non-qualified plan for tax purposes. The Supplemental Plan, at the time of its adoption, applied to a specified group of 30 officers of the Association. Six participants remain in the employ of the Association, including two of the Named Executives: Mr. Engelke and Mr. Redman. Mr. Keegan, Mr. McCann and Mr. Fusco do not participate in this plan. The Supplemental Plan was adopted to preserve for the participating employees the benefit formula that had been in effect pursuant to the Employees Pension Plan prior to the adoption of the Supplemental Plan at which time the Employees Pension Plan formula was amended and reduced. The Supplemental Plan is unfunded and is not qualified for tax purposes.

The benefit payable under the Supplemental Plan is calculated and compared to the benefit payable under the Employees Pension Plan and Excess Plan. The participant receives, under the Supplemental Plan, the shortfall, if any, in the Employees Pension Plan and Excess Plan benefit. The Supplemental Plan formula provides for an annual benefit equal to 60% of the participant’s average base salary over the 5 years immediately preceding retirement less 67% of the participant’s primary Social Security benefit times a number equal to years of service divided by 30 (but not greater than 1).

Pursuant to the Supplemental Plan, normal retirement age is defined as age 65. Employees may receive a reduced benefit under the Supplemental Plan upon early retirement at or after age 55 with at least 10 years of service.  All of the Named Executives, prior to January 1, 2009, elected to receive their Supplemental Plan benefit, if any, in a lump sum at retirement, calculated to be actuarially equivalent to the benefit they would have received had they received a benefit in the same form as under the Employees Pension Plan.

Excess Plan. The Excess Plan, which was adopted in 1983, is not qualified for tax purposes. Participants in this plan include those participants in the Employees Pension Plan whose compensation exceeds the limitations established under the Code. Benefits payable under the Excess Plan are equal to the excess of (1) the amount that would be payable in accordance with the terms of the Employees Pension Plan disregarding the limitations imposed pursuant to sections 401(a)(17) and 415 of the Code over (2) the pension benefit actually payable under the Employees Pension Plan taking the sections 401(a)(17) and 415 limitations into account.  All of the Named Executives, prior to January 1, 2009, elected to receive their Excess Plan benefit in a lump sum at retirement, calculated to be actuarially equivalent to the benefit they would have received had they received a benefit in the same form as under the Employees Pension Plan.

No pension benefits were paid to any of the Named Executives in the 2010 fiscal year. For further information on these pension plans, see the CD&A - Retirement Benefits commencing on page 38.

The amounts reported in the Pension Benefits Table below equal the present value of the accumulated benefit at December 31, 2010, for the Named Executives under each of the DB Plans. The accumulated benefit calculation is based upon certain assumptions which are discussed in Note 14 of Notes to Consolidated Financial Statements. The calculation assumes service and base salary earned through December 31, 2010. The present value assumes the executive will begin to receive retirement benefits at age 65 (or immediately, if the executive is already over 65 years of age). Age 65 is the earliest age executives can receive benefits without a reduction in benefits. The interest rate assumption used to calculate the present value varies by plan, based upon the age of the participants and the resulting projected benefit payouts of the plan in the aggregate. For the Employees Pension Plan, the interest rate assumption is 5.39%, while for both the Excess Plan and the Supplemental Plan the interest rate assumption is 5.04%. The post-retirement mortality assumption is based upon the IRS 2011 static mortality table.

2010 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)
George L. Engelke, Jr.	Employees Pension Plan	39 years 6 months	1,048,137
	Excess Plan	39 years 6 months	4,745,625
	Supplemental Plan	39 years 6 months	1,427,900

Monte N. Redman	Employees Pension Plan	33 years 7 months	901,418
	Excess Plan	33 years 7 months	2,467,900
	Supplemental Plan	33 years 7 months	293,750

Gerard C. Keegan	Employees Pension Plan	39 years 9 months	1,200,808
	Excess Plan	39 years 9 months	1,757,550

Gary T. McCann	Employees Pension Plan	20 years 11 months	542,767
	Excess Plan	20 years 11 months	673,080

Frank E. Fusco	Employees Pension Plan	21 years 2 months	316,863
	Excess Plan	21 years 2 months	343,972

(1)
The number of years of credited service for benefit accrual purposes is capped at 30 years. For the Supplemental Plan, if a participant takes early retirement, his benefit is reduced by a fraction the numerator of which is his actual years of credited service (without reference to any cap) and the denominator is his projected years of credited service at normal retirement age. Under such Plan, the only augmentation that occurs for service beyond normal retirement age is the result of any potential base salary increases which the executive may receive during this period.

As noted above, the Supplemental Plan only provides a benefit if it exceeds the benefit that is payable pursuant to the terms of the Employees Pension Plan and the Excess Plan.

Other Potential Post-Employment Payments

As noted in the CD&A, AFC and the Association have entered into employment agreements with each of the executive officers, including the Named Executives. The employment agreements each provide for a three-year term. The Association’s employment agreements each run from the first day of January. Prior to January 1st each year, the Board of Directors of the Association may extend the employment agreements with the Association for an additional year such that the remaining terms shall be three (3) years.  In April, 2010, both the AFC and the Association employment agreements were amended and extended to a three year term.  The nature of the amendments is discussed more fully below.  The agreements with AFC automatically extend daily, except in the case of Mr. Engelke, so as to maintain their original term, unless written notice of non-renewal is given by the Board. No such notice has been given to any current executive officer.

The employment agreements provide for minimum salaries and the executives’ participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs. The employment agreements also provide that AFC and the Association will maintain, for the benefit of the executives, director and officer liability insurance and will indemnify the executives on prescribed terms for claims and related costs and liabilities arising from the services provided pursuant to the employment agreements for a period of six (6) years beyond the termination of such agreements.

The employment agreements provide for termination of each of the executives’ employment at any time by AFC or the Association with or without cause. Each executive would be entitled to severance benefits in the event the executive’s employment terminates (1) due to AFC’s or the Association’s respective (A) failure to re-elect the executive to his current office, and in the case of Mr. Engelke’s and Mr. Keegan’s employment agreements, to the Board; (B) failure by whatever cause to vest in the executive the functions, duties or responsibilities prescribed for the executive in such agreement; (C) material breach of the employment agreements or reduction of the executive’s base salary or other change to the terms and conditions of the executive’s compensation and benefits which either individually or in the aggregate, as to such executive, has a material adverse effect on the aggregate value of the total compensation package provided to such executive; or (D) relocation of the executive’s principal place of employment outside of Nassau or Queens Counties of New York; or (2) for reasons other than (A) for cause; (B) voluntary resignation, except as a result of the actions specified under clause (1) above or following a change of control, as defined in the agreements; (C) death; (D) long term disability; or (E) expiration of the term of the employment agreement.  See below regarding the amendment to Mr. Engelke’s contract as it pertains to the separation of his roles as Chairman of the Board and Chief Executive Officer and corresponding salary adjustment.

The executive officers agree that for a period of one year following termination of their employment, or the remaining contact term, whichever is less, they will not accept employment and will not serve as an officer, employee, consultant, director or trustee to any banking or thrift institution with an office or an application pending to open an office in any city, town or county in which AFC or the Association have an office, unless their employment is terminated pursuant to section (1) above or if such employment terminates as a result of disability, and in such instance, following notice, AFC does not offer to retain the executive in a comparable position. In addition, the executives agree in all cases to keep confidential and not use for their own benefit or the benefit of anyone else other than AFC any material non-public documents or information obtained while employed by AFC, unless required by law, until such time as the document or material is either no longer material or is otherwise publicly available through no fault of the executive. They agree, for a period of one year following their termination, not to solicit for employment, or to provide any advice or recommendations to a third party, regarding any officer or employee of AFC or the Association with respect to any bank, thrift or other financial institution in the business of accepting deposits or making loans in areas were AFC or the Association is located. They also agree, for a period of one year following their termination, not to solicit or otherwise seek to encourage any customer of AFC or the Association to terminate their relationship with AFC or the Association.

Prior to April 10, 2010, in situations where a Named Executive would have been entitled to severance benefits, the severance benefits to which the Named Executive would have been entitled include:

i)
continued life, medical and disability insurance benefits for the remainder of the contract term (three (3) years) at no cost to the executive (During their employment, the executives contribute to their medical coverage on the same basis as all salaried employees of the Association based upon the coverage selected);

ii)	Mr. Engelke’s employment contracts were amended to provide that the Board would separate the roles of Chief Executive Officer and Chairman of the Board without breaching Mr. Engelke’s employment contracts, so long as he remained Chairman of the Board.  In such event he would remain an employee of AFC and the Association for the remainder of his contract term, his salary compensation would be reduced to no less than $750,000 per annum and the DB Plan benefits and severance benefits to which he would become entitled under the terms of his employment contracts would be calculated based upon his salary in effect immediately preceding the reduction of his responsibilities.  Mr. Engelke has announced that he will relinquish his role as Chief Executive Officer effective on June 30, 2011.

ii)	a lump sum payment equal to the salary the executive would have earned during the remainder of the contract term (three (3) times base salary);
iii)
a lump sum payment equal to potential incentive compensation the executive could have earned during the remainder of the contract term (three (3) times the maximum incentive bonus available pursuant to the Executive Incentive Plan - See the 2010 Grants of Plan-Based Awards Table on page 44 and the CD&A - Short-Term Non-Equity Incentive Plan Compensation commencing on page 35 for a discussion of the manner in which incentive awards under the Executive Incentive Plan are calculated);

iv)
a payment equal to the present value of certain enhanced pension benefits (This amount is calculated by taking the present value of the difference between the pension benefits to which the executive is entitled under the DB Plans and a hypothetical benefit which the executive would be entitled to under such plans making the following assumptions: (a) the executive receives additional service credit through the remainder of the contract term (three (3) years) and (b) the lump sum payments payable under paragraphs (ii) and (iii) above and (viii) below are added to the executive’s compensation in the year of the executive’s termination).  Based upon benefit payment elections made by the Named Executives pursuant to the Supplemental Plan and the Excess Plan this payment would be made in a lump sum;

v)
a lump sum equal to the ESOP benefits the executive would have earned during the remainder of the contract term (three (3) times the ESOP allocations made to the executive in his last full year of employment);

vi)	accelerated vesting of all outstanding option grants and restricted stock awards;
vii)
director and officer liability insurance coverage and AFC’s agreement to indemnify the Named Executives to the fullest extent authorized by Delaware law for a period of six (6) years following termination of the contract; and

viii)	at the election of either AFC or the Association, a cash settlement of all outstanding options and restricted stock awards.

In the event of disability, the Named Executives are entitled to the following enhanced termination–related benefits:

i)	The Named Executive’s base salary is paid for up to one (1) full year following the Named Executive becoming disabled;
ii)
The Named Executive, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

iii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of disability.

In the event of death, the Named Executives are entitled to the following enhanced termination-related benefits:

i)
The Named Executive’s estate, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

ii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of death.

Effective April 10, 2010, the employment contracts of the executive officers were amended as follows:

i)	Contracts will no longer be extended beyond the 75th birthday of any executive. Beginning at age 72, the remaining contract term will shorten until at age 75 the contract will expire by its terms.
ii)
Mr. Engelke’s employment contracts were amended to provide that the Board could separate the roles of Chief Executive Officer and Chairman of the Board without breaching Mr. Engelke’s employment contracts, so long as he remained Chairman of the Board.  In such event he would remain an employee of AFC and the Association for the remainder of his contract term, his salary compensation would be reduced to no less than $750,00 per annum and his DB Plan benefits and severance benefits to which he would become entitled under the terms of his employment contracts would be calculated based upon his salary in effect immediately preceding the reduction of his responsibilities.  Mr. Engelke has announced that he will relinquish his role as Chief Executive Officer effective on June 30, 2011.

iii)
Severance benefit provisions, which are calculated based upon the remaining contract term were adjusted to reflect the impact of the amendment described in (i) above, thus reducing severance benefits following age 72.

iv)
Severance benefit payments based upon incentive payment terms under the Executive Incentive Plan were reduced from being calculated based upon the maximum potential incentive the executive could receive (200% of target incentive) to being calculated based upon the target incentive (100% of target incentive).

v)
Severance benefit payments based on pension benefits were reduced from including lump sum payments under paragraphs (ii), (iii) and (viii) of the description of severance benefits prior to April 10, 2010, to including payments under those paragraphs (ii) and (viii) and excluding   the severance benefit based on incentive payment terms under that paragraph (iii).

vi)
Indemnification provisions were amended to clarify that the contract provisions related to indemnification do not limit indemnification rights the executive would otherwise have as an officer or employee pursuant to AFC’s bylaws or applicable Delaware law. vii)The provisions of the contracts that were applicable if the Association or AFC  participated in the US Treasury’s Capital Purchase Program under the government’s  Troubled Asset Relief Program (TARP) were deleted, since the Association and AFCdetermined not to participate in such program.

As of December 31, 2010, the amounts of the Named Executives’ termination-related benefits, excluding those termination-related benefits that are not discriminatory in favor of the Named Executives, such as group life insurance or disability insurance payments, are estimated to be as follows:

Name	Nature of Payment	Disability Payment ($)(1)	Payments upon Death ($)(2)	Severance Payment ($)(3)
George L. Engelke, Jr.	Salary	1,047,580		3,426,000
	Bonus	359,730	359,730	2,398,200
	Value of Enhanced Pension			5,575,828
	Value of ESOP Benefit			132,619
	Welfare Benefit Payment			4,396
	Value of Acceleration (4) :
	Options	0	0	0
	Restricted Stock	2,625,095	2,625,095	2,625,095

Monte N. Redman	Salary	730,580		2,475,000
	Bonus	222,750	222,750	1,485,000
	Value of Enhanced Pension			2,398,133
	Value of ESOP Benefit			138,130
	Welfare Benefit Payment			20,385
	Value of Acceleration (4) :
	Options	0	0	0
	Restricted Stock	3,957,701	3,957,701	3,957,701

Gerard C. Keegan	Salary	449,580		1,632,000
	Bonus	122,400	122,400	816,000
	Value of Enhanced Pension			1,958,640
	Value of ESOP Benefit			138,130
	Welfare Benefit Payment			8,490
	Value of Acceleration (4):
	Options	0	0	0
	Restricted Stock	2,371,766	2,371,766	2,371,766

Gary T. McCann	Salary	405,580		1,500,000
	Bonus	112,500	112,500	750,000
	Value of Enhanced Pension			1,813,210
	Value of ESOP Benefit			138,130
	Welfare Benefit Payment			33,223
	Value of Acceleration (4):
	Options	0	0	0
	Restricted Stock	2,135,575	2,135,575	2,135,575

Frank. E. Fusco	Salary	370,580		1,395,000
	Bonus	104,625	104,625	697,500
	Value of Enhanced Pension			652,726
	Value of ESOP Benefit			138,130
	Welfare Benefit Payment			74,623
	Value of Acceleration (4):
	Options	0	0	0
	Restricted Stock	1,798,786	1,798,786	1,798,786

(1)
Assumes the Named Executive became disabled on December 31, 2010. The Association has a policy, in the event of a Named Executive’s disability, to continue to provide the Named Executive their base salary for a period of up to one year. A disabled Named Executive would initially be entitled to receive up to 26 weeks of New York State statutory disability benefits. The Named Executive would then become entitled to long-term disability benefits under the Association’s welfare benefit program available to all salaried employees. AFC’s contracts with the Named Executives provide that after 180 days AFC may, under applicable circumstances, terminate the Named Executive’s employment and continue to pay the Named Executive’s salary for an additional six (6) months. The number reflected in the Disability Payment column under the Salary heading is the net salary payable to the Named Executive after taking into consideration the statutory disability benefits to which the Named Executive is entitled and the maximum disability payment received from the Association’s long-term disability carrier. The number reflected under the Bonus heading is the actual bonus paid to the Named Executive for 2010 since the prorated bonus would cover the entire twelve (12) month period.

(2)
Assumes the Named Executive died on December 31, 2010. The number reflected under the Bonus heading of the Payments upon Death column is the actual bonus paid to the Named Executive for 2010 since the prorated bonus would cover the entire twelve (12) month period. The number reflected under the Value of Acceleration heading reflects either (i) the positive difference, if any, between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to death or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to death. The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 31, 2010,  or $13.91.

(3)
Severance payments are calculated assuming the Named Executive’s employment was terminated as of December 31, 2010. All Named Executives, with the exception of Mr. Fusco, who does not yet meet the age requirement for vesting, would upon termination be eligible to receive health related welfare benefits pursuant to the Post-retirement Medical Plan discussed below.

(4)
The number reflected under the Value of Acceleration heading reflects either (i) the positive difference, if any, between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to disability, death or upon severance, as applicable, or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to disability, death or upon severance, as applicable.  The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 31, 2010, or $13.91.  As of December 31, 2010, there were no unvested options outstanding.

In the event of a change of control, the ESOP provides, among other things, that the plan shall be terminated, specifies that under certain circumstances additional contributions by the Association into such plan may be required and indicates the manner in which the remaining assets which have not yet been allocated to participants following such change of control shall be allocated to participating employees. This plan is a qualified defined contribution pension plan and does not discriminate in favor of the Named Executives.

In the event of a change of control, for any taxable year in which an executive would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any compensation paid by AFC or any of its affiliated companies, AFC will pay to or on behalf of the executive, an amount, in addition to the severance payments noted above, sufficient to maintain the after-tax severance benefit as though the excise tax specified in Section 4999 of the Code did not apply.

As of December 31, 2010, based upon the assumptions indicated, these sums with respect to the Named Executives are estimated to be as follows:

Name	Excise Tax Gross-up ($)(1)
George L. Engelke, Jr.	4,575,801

Monte N. Redman	3,049,182

Gerard C. Keegan	1,954,740

Gary T. McCann	1,685,929

Frank E. Fusco	1,341,510

(1)
The excise tax-gross up calculation is based on the assumption that a change of control for tax purposes occurred as of December 31, 2010 and that the consideration provided to shareholders of AFC Common Stock was equal to the closing price of AFC Common Stock as quoted on the NYSE, on December 31, 2010, or $13.91.

As a result of changes to the employment agreements of the Named Executives and structural changes to equity compensation begun in February 2009, these sums, in the aggregate, represent a 46% reduction from the comparable aggregate sums disclosed in AFC’s April 12, 2010 Proxy Statement.

The Association also maintains the Post-retirement Medical Plan for its officers with a rank of Vice President and higher. The Post-retirement Medical Plan provides that in the event a participant retires at age 55 or older with a minimum of 10 years of service, the officer will be provided with medical benefits for the remainder of the officer’s life and that of his or her spouse. The Association pays between 50% and 100% of the premiums for such coverage. The following table shows for each of the Named Executives the present value of the accumulated benefits with respect to the Post-retirement Medical Plan, as of December 31, 2010.

Name	Present Value of Accumulated Benefit ($)(1)
George L. Engelke, Jr.	157,900

Monte N. Redman	208,338

Gerard C. Keegan	213,930

Gary T. McCann	205,891

Frank E. Fusco (2)	145,903

(1)
This column represents the present value of the accumulated benefit as of December 31, 2010, for the Named Executives under the Post-retirement Medical Plan based upon the assumptions as described in Note 14 of Notes to Consolidated Financial Statements.

(2)           Mr. Fusco currently does not meet the age requirement to receive a benefit pursuant to the terms of the Post-retirement Medical Plan.

Annually, the Compensation Committee receives from management a review of the costs associated with the executive officers’ employment contracts.

PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN

AFC is presenting for shareholder approval an amendment to the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan was originally approved by the shareholders of AFC in May 2005. At that time, the 2005 Stock Incentive Plan authorized the issuance of up to 5,250,000 shares of AFC Common Stock in satisfaction of grants or awards of stock options, stock appreciation rights, or restricted stock and restricted stock units made to selected officers and employees.  As of the Record Date, 779,895 shares of AFC Common Stock remain available for future grants or awards pursuant to the Plan. The amendment would authorize an additional 1,600,000 shares, or an aggregate of 2,379,895 shares, of AFC Common Stock as of the Record Date to be utilized for future grants or awards.

AFC expects to utilize this plan, as amended, to grant or award stock options, stock appreciation rights, or restricted stock and restricted stock units to select officers and employees of AFC.  The value of these awards will depend on future increases or fluctuations in the trading price of AFC Common Stock.  The awards will link the compensation paid to these officers to the value delivered to shareholders through share price appreciation.

Why We Are Asking For Shareholder Approval

AFC is asking the shareholders to approve the amendment to the 2005 Stock Incentive Plan in order to permit AFC to grant or award stock options, stock appreciation rights or restricted stock and restricted stock units, which will result in the issuance of up to 1,600,000 additional shares of AFC Common Stock above that previously authorized, or an aggregate 2,379,895 shares of AFC Common Stock as of the Record Date.

Applicable law does not require that AFC have shareholder approval in order to grant or award stock options, stock appreciation rights, or restricted stock and restricted stock units to its officers and employees.  However, AFC is seeking such approval because it believes it to be a good corporate governance practice to do so, in order to preserve its shareholders’ access to the NYSE for purchases and sales of AFC Common Stock and to maximize the federal tax deductions available for stock options, stock appreciation rights, or restricted stock and restricted stock units that it grants or awards.

If AFC were to grant or award stock options, stock appreciation rights, or restricted stock and restricted stock units under the 2005 Stock Incentive Plan without shareholder approval, it would jeopardize AFC’s eligibility to list AFC Common Stock for trading on the NYSE.  Under the Code, AFC cannot deduct fiscal year taxable compensation in excess of $1,000,000 that it pays to either its Chief Executive Officer or any of its other Named Executives unless such compensation meets the law’s definition of “qualified performance-based compensation.”  Stock options, stock appreciation rights, or restricted stock and restricted stock units that AFC grants or awards must be, among other things, authorized by shareholders to be considered “qualified performance-based compensation.”

The Board believes that approving the amendment to the 2005 Stock Incentive Plan will continue to provide flexibility to the Compensation Committee and the Board to fashion compensation programs which are considerate of the interests of shareholders, fair to AFC’s officers and employees and competitive with programs provided to executives and officers at other comparable institutions.

Shareholder approval of the amendment to the 2005 Stock Incentive Plan will not affect options or restricted stock awards currently outstanding.  If AFC’s shareholders approve the amendment to the 2005 Stock Incentive Plan, future grants and awards to officers and employees will be undertaken pursuant the terms set forth in the 2005 Stock Incentive Plan, as amended. If AFC’s shareholders do not approve the amendment to the 2005 Stock Incentive Plan, AFC will not grant further awards pursuant to the 2005 Stock Incentive Plan beyond the 779,895 shares of AFC Common Stock currently authorized, as of the Record Date, for issuance pursuant to the 2005 Stock Incentive Plan. In such case, AFC may substitute other forms of compensation in order to assure that its compensation program is sufficiently competitive to enable it to attract and retain highly qualified officers and employees.

Material Provisions of the Plan

Exhibit A to this Proxy Statement contains the text of the amendment to the 2005 Stock Incentive Plan.   Exhibit A is incorporated by reference into the following plan summary, which is qualified in its entirety by this reference.

Maximum Shares Available. AFC will reserve and keep available at all times such number of shares of AFC Common Stock as may be required to satisfy the needs of the 2005 Stock Incentive Plan, as amended.  Prior to the Record Date, AFC had awarded stock options with respect to 1,224,100 shares  of AFC Common Stock and 3,338,978 shares of restricted stock to its officers, including those who also serve as directors, pursuant to the terms of the 2005 Stock Incentive Plan and the previous approval of such plan by the shareholders of AFC. If the shareholders approve the proposed amendment, as of May 18, 2011, a maximum of 2,379,895 shares of AFC Common Stock, as of the Record Date, may be issued under the 2005 Stock Incentive Plan as amended.  The aggregate fair market value of such shares is $33,366,128, based on the closing price of AFC Common Stock as quoted by the NYSE as of the close of business on the Record Date.

           Administration of the Plan.  A committee of independent directors administers the 2005 Stock Incentive Plan, and would continue to administer the plan as amended. Its members are the members of the Compensation Committee of the Board. The administrative committee has broad discretionary powers.

Eligibility. Eligibility is open to all officers and employees of AFC and the Association, a total of 1,683 people as of the Record Date. The administrative committee will select the individuals who receive grants or awards of stock options, stock appreciation rights, restricted stock or restricted stock units.  In the past, the administrative committee has issued awards under the 2005 Stock Incentive Plan only to senior officers of AFC and the Association who the administrative committee believes are most able to impact the performance of AFC and the Association.  For 2010, this group included 76 people, including the executive officers.

Terms and Conditions of Awards. The administrative committee may, in its discretion, grant or award any or all of three types of equity-linked awards to eligible individuals: stock options, stock appreciation rights, and restricted stock based awards, which may be in the form of either restricted stock or restricted stock units.  The administrative committee will, in its discretion, determine the type of awards to be made and establish other terms and conditions applicable to the award.  In establishing the terms and conditions of awards, the administrative committee must observe the following restrictions:

•	It may not grant awards that will result in the issuance of more than 6,850,000 shares of AFC Common Stock in the aggregate.

•
It may not grant or award to any individual who is a “covered employee” under Section 162(m) of the Code more than 1,000,000 shares annually in the form of stock options stock appreciation rights, or restricted stock based awards.

•	It may not grant a stock option or stock appreciation right with an exercise price that is less than the fair market value of a share of AFC Common Stock on the date of grant.

•	It may not grant a stock option or stock appreciation right with a term longer than 10 years.

•	It may not grant a stock appreciation right that is settled in any medium other than shares of AFC Common Stock.

           Stock Options The administrative committee may grant to officers and employees either incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment.  Incentive stock options are subject to certain additional restrictions under the Code and the Plan.  Unless otherwise designated by the administrative committee, options granted under the Plan will be exercisable for a period of ten years after the date of grant (or five years in the case of an incentive stock option granted to an officer or employee who, at the time of grant, owns shares of AFC Common Stock comprising more than 10 percent (10%) of the total combined voting power of all classes of AFC Stock) or for a shorter period ending three months after the option holder’s termination of employment for reasons other than death, disability, retirement, or termination for cause, ending one year after termination of employment due to death, disability or retirement, or immediately upon termination for cause. The exercise period may be further extended (but not beyond a maximum option period of ten years) by up to three years in the event of a change in control and, in the event the option is scheduled to expire while a securities trading suspension is in effect for an option holder until 90 days following the end of the suspension period.

Upon the exercise of an option, the exercise price must be paid in full.  Payment may be made in cash, in shares of AFC Common Stock already owned by the option holder or in such other consideration as the administrative committee authorizes.  Vested options may be transferred prior to exercise only to certain family members and on the death of the option holder.  If permitted by the administrative committee, options may be exercised before they are vested.  In this event, the shares issued upon exercise will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring, if the vesting conditions are not satisfied, that the shares be returned to AFC in exchange for the lesser of the exercise price paid or the fair market value of the shares when returned. Unless otherwise specified by the administrative committee, stock options will not be exercisable prior to vesting and will vest on the earlier of the first January 10th occurring at least 3 years after the date the option was granted or, in the event of termination of employment due to death, disability or retirement, on the date of the termination of employment.  In the event of a change of control, the vesting of all option is accelerated.

Restricted Stock Restricted stock awards may consist of either shares of restricted stock or restricted stock units.  As a general rule, shares of AFC Common Stock that are subject to a restricted stock award are held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient.  If permitted by the administrative committee, restricted stock may be issued and delivered to the award recipient before vesting. In this event, the shares issued will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring, if the vesting conditions are not satisfied, that the shares be returned to AFC in exchange for the lesser of the amount, if any, paid by the award recipient for such shares when the award was made or the fair market value of the shares when returned.  The administrative committee may also grant restricted stock units pursuant to which shares of AFC Common Stock are initially issued and delivered to the award recipient only on vesting.  Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the award recipient shall exercise any tender rights in his or her discretion and the administrative committee shall exercise voting rights and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. Likewise, the administrative committee may provide for payment of sums in lieu of dividends in the case of restricted stock units, but such awards will not confer voting rights prior to vesting.

All restricted stock based awards will be subject to a vesting schedule specified by the administrative committee when the award is made.  If the administrative committee does not specify a vesting schedule, the award will vest at the rate of 25% per year beginning on the first anniversary of the date of grant.  In the event of termination of employment due to death, disability, or retirement prior to the vesting date, unvested awards will be deemed vested. All other restricted stock based awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount, if any, paid by the award recipient when the award was made. All unvested awards will vest in the event of a change in control.

Performance-Based Restricted Stock Awards At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award.  If it does so, the administrative committee shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of retention of the shares. The performance goals shall be based on one or more of the following:

•	Basic earnings per common share,	•	Non-performing loans,

•	Basic cash earnings per common share,	•	Cash flow,

•	Diluted earnings per common share,	•	Net revenue,

•	Diluted cash earnings per common share,	•	Gross revenue,

•	Net income,	•	Return on average assets,

•	Cash earnings,	•	Cash return on average assets,

•	Net interest income,	•	Return on average stockholders’ equity,

•	Non-interest income,	•	Cash return on average stockholders’ equity,

•	Fee income,	•	Return on average tangible stockholders’ equity,
•	Deposit growth,

•	Loan growth,	•	Cash return on average tangible stockholders’ equity,

•	General and administrative expense,	•	Total shareholder return,

•	Cash general and administrative expense,

•	General and administrative expense to	•
Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost average assets ratio, targets, business expansion goals, relating to acquisitions or divestitures,

•	Cash general and administrative expense to average assets ratio,

•	Efficiency ratio,	•	Any other performance criteria established by the administrative committee, or

•	Cash efficiency ratio,	•	Any combination of the above.

•	Net interest spread,

•	Net interest margin,

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business unit results and, at the discretion of the administrative committee, may include or exclude extraordinary items and/or the results of discontinued operations.  Each performance goal may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. Unless otherwise specified by the administrative committee, performance goals will be measured over a three year period.  Not less than 75% of any performance measurement period will occur after the performance goals are established.

The administrative committee shall determine in its discretion whether the award recipient has attained the goals.  If they have been satisfied, the administrative committee shall certify that fact in writing.  If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited.  If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed or any vesting-related legend will be removed from any stock certificates previously delivered to the award recipient. If the performance goals are achieved prior to the end of the performance measurement period, the awards may be distributed early.

Stock Appreciation Rights A stock appreciation right affords the holder the right to receive, upon exercise, a distribution in shares of AFC Common Stock equal in market value to the positive difference between the exercise price assigned to the right and the fair market value of a share of AFC Common Stock on the exercise date.

The administrative committee may grant either tandem or stand-alone stock appreciation rights.  Tandem stock appreciation rights are granted in tandem with, and are exercisable on the same terms and conditions as, a related stock option that is granted simultaneously.  The exercise of a tandem stock appreciation right cancels the related option and the exercise of a related stock option cancels the tandem stock appreciation right.  Unless otherwise designated by the administrative committee, stock appreciation rights granted under the Plan will be stand-alone stock appreciation rights, will be exercisable for a period of ten years after the date of grant, or for a shorter period ending three months after the option holder’s termination of employment for reasons other than death, disability, retirement, or termination for cause, one year after termination of employment due to death, disability or retirement, or immediately upon  termination for cause, and will vest at the rate of 25% per year beginning on the first anniversary of the date of grant.  In the event of termination of employment due to death, disability or retirement, the vesting of all stock appreciation rights will be accelerated.  In the event of a change in control, the vesting of all stock appreciation rights will be accelerated.  Vested stock appreciation rights that are not exercised prior to their expiration date will be deemed cancelled without consideration on their expiration date.

Change in Control Provisions  The administrative committee may grant or award stock options, stock appreciation rights or restricted stock and restricted stock units that may not be exercised until, or are forfeited unless, the recipient satisfies a future condition, such as continued employment for a specified period.  If there is a change in control of AFC or the Association, these conditions will be waived.  A waiver of this kind would make all stock options and stock appreciation rights outstanding under this Plan immediately exercisable and all restricted stock awards outstanding would vest.

Anti-dilution Adjustments If AFC declares a stock dividend or stock split, reclassifies its common stock, or enters into a merger or consolidation or other transaction that affects the holders of AFC Common Stock or in other circumstance where the administrative committee determines that an adjustment to the exercise price or number of shares subject to a stock option, stock appreciation right or restricted stock or restricted stock unit award is appropriate to avoid an unintended enlargement or dilution of the economic rights evidenced by the stock option, stock appreciation right or restricted stock or restricted stock unit award, it will make certain automatic adjustments under the Plan without asking for your approval. It will adjust the number or type of shares authorized for the Plan, the number or type of shares subject to outstanding grants or awards and the maximum number of shares that may be granted or awarded to any single individual.  Any adjustment so made will be designed to neither enlarge nor diminish its authority to grant or award stock options, stock appreciation rights or restricted stock and restricted stock units and the relative rights of the holders of such grants or awards.  The administrative committee determines these adjustments.

Prohibition Against Option and Stock Appreciation Right Repricing  It has been the policy of AFC and the committee which administers AFC’s option plans not to reprice options or other equity awards to lower the exercise price other than in the case of the anti-dilution adjustments noted above. The Plan specifically provides that the administrative committee shall not have the authority to amend any option or stock appreciation right to reduce its exercise price other than in the case of the anti-dilution adjustments noted above.

Amendment and Termination  The 2005 Stock Incentive Plan is currently in effect for a ten-year period that began on May 18, 2005, the date the shareholders originally approved the Plan, except that no performance-based restricted stock or restricted stock units may be granted  after the fifth anniversary of the date of such shareholder approval without further shareholder approval.  If the shareholders approve the proposed amendment, the 2005 Stock Incentive Plan, as amended, will remain in effect until March 25, 2025, except that no performance-based restricted stock or restricted stock units may be granted  after the fifth anniversary of the date of shareholder approval of the proposed amendment without further shareholder approval.  The Board may suspend or terminate the Plan before then, it may also amend the 2005 Stock Incentive Plan at any time and in any respect.  Any amendment that would (i) change the class of eligible employees, (ii) increase the number of stock options or benefits that may be granted to any person or in total or (iii) otherwise be required to preserve the treatment of options granted as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, must first be approved by AFC’s shareholders.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the Plan.  Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy.  Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary.  The Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options Incentive stock options will not create federal income tax consequences when they are granted.  If they are exercised during employment or within three months after termination of employment or within one year in cases of termination due to death or disability, the exercise will similarly not create federal income tax consequences.  When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price.  This amount will be taxed at capital gains rates, if the sale occurs at least two years after the option was granted and at least one year after the option was exercised.  Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder’s liability, if any, for alternative minimum tax.  Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options.

Non-qualified stock options will not create federal income tax consequences when they are granted.  When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price.  When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sale price exceeds the sum of the purchase price plus the amount included in ordinary income at option exercise.  The amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.  A cash payment, if directed by the administrative committee on a merger or other reorganization under the Plan’s change in control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

When a non-qualified stock option is exercised, AFC may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income.  When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.  A cash payment, if directed by the administrative committee on a merger or other reorganization under the Plan’s change in control provisions, is deductible as if it were the exercise of a non-qualified stock option.

Stock Appreciation Rights Stock appreciation rights do not have federal income tax consequences for recipients or for AFC when they are granted.  When a stock appreciation right is exercised, the amount distributed in settlement is included in the payee’s gross income for federal income tax purpose, and AFC may be entitled to claim a federal tax deduction for a like amount.

Restricted Stock Awards Restricted stock and restricted stock unit awards under the Plan do not result in federal income tax consequences to either AFC or the award recipient when the award is made.  Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date.  AFC will generally be allowed to claim a deduction, for compensation expense, in a like amount.  If cash dividends or dividend equivalents are paid on unvested shares held or units outstanding under the Plan, such amounts will also be included in the ordinary income of the recipient.  AFC will be allowed to claim a deduction for compensation expense for this amount as well.  In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Deduction Limits Section 162(m) of the Code limits AFC’s deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and the other Named Executives. Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit. Restricted stock awards, other than performance-based restricted stock awards, may be subject to this deduction limitation if the amount of the restricted stock awards in addition to other compensation of the executive that is subject to the limit exceeds $1,000,000. AFC has designed the Plan so that stock options, stock appreciation rights and performance-based restricted stock awards may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit.  AFC expects that the administrative committee will take these deduction limits into account in establishing the size and the terms and conditions of awards.  However, the administrative committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

Federal Tax Rules for Non-Qualified Deferred Compensation Plans Section 409A of the Code, enacted in 2004, imposes federal tax penalties on certain non-qualified deferred compensation arrangements under which payers, such as employers, and payees, such as employees, seek to defer reporting compensation that has been earned and is vested to a later taxable year.  The new rules do not apply to stock options granted at fair market value that do not have cash-out or deferral features, stock-settled stock appreciation rights that do not have cash-out or deferral features, or stock settled restricted stock based awards reported as compensation paid at the time of vesting, such as the stock options, stock appreciation rights and restricted stock based awards contemplated by the 2005 Stock Incentive Plan. As a result, AFC does not expect that Section 409A of the Code will restrict its operation of the 2005 Stock Incentive Plan, as amended.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to grants and awards that may be made under the Plan. State and local tax consequences may also be significant.

Status of Outstanding Option Grants and Plans

As of the Record Date, AFC had outstanding 98,478,119 shares of AFC Common Stock, including 2,416,615 shares of AFC Common Stock which represent unvested restricted stock awards outstanding, and had aggregate stock options outstanding at a weighted average exercise price of $23.2823, which if exercised would result in an additional 6,918,806 shares of AFC Common Stock outstanding.   As of the Record Date, the stock options outstanding had a weighted average remaining contractual life of 2.3 years and no intrinsic value.  As of the Record Date, there were available for future grants under the 2007 Director Stock Plan 127,880 shares of AFC Common Stock. As of the Record Date, there were available for future grants under the 2005 Stock Incentive Plan 779,895 shares of AFC Common Stock.  If the amendment to the 2005 Stock Incentive Plan is approved by the shareholders, those shares will be available to be utilized in addition to the 1,600,000 shares of AFC Common Stock approved pursuant to said amendment. The directors, other than Mr. Engelke and Mr. Keegan who are not eligible to participate in the 2007 Director Stock Plan, as amended, are not eligible to participate in the 2005 Stock Incentive Plan and will not be eligible to participate in such plan, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN.

New Plan Benefits

The benefits or amounts that will be received by or paid to participants, any Named Executive, the executive officers as a group or non-executive officers as a group pursuant to the 2005 Stock Incentive Plan, as amended, are not currently determinable.  Non-executive officer directors are not eligible to participate in the 2005 Incentive Stock Plan. The restricted stock that was awarded pursuant to the 2005 Stock Incentive Plan during the 2011 fiscal year as of the Record Date were as follows:

Astoria Financial Corporation 2005 Incentive Stock Plan, as amended

Name and Position	Dollar Value ($) (1)	Number of Units (2)
George L. Engelke, Jr., Chairman, Chief
Executive Officer, Director and Board
Nominee	212,318	14,910

Monte N. Redman, President and Chief
Operating Officer	1,401,786	98,440

Gerard C. Keegan, Vice Chairman, Chief
Administrative Officer and Director	837,882	58,840

Gary T. McCann, Executive Vice President	616,022	43,260

Frank E. Fusco, Executive Vice President,
Treasurer and Chief Financial Officer	716,130	50,290

All executive officers, as a group	4,787,061	336,170

All non-executive officer employees, as a group	3,473,436	242,360

(1)	The Dollar Value of the grants set forth in the chart above is based upon the closing price of AFC Common Stock as quoted on the NYSE on the award dates of January 31, 2011 and February 16, 2011.
(2)	Number of Units set forth in the chart above is shares of AFC Common Stock.

The following chart provides information as of December 31, 2010 with respect to compensation plans, including individual compensation arrangements, under which equity securities of AFC are authorized for issuance:

			Number of securities
			remaining available for
	Number of		future issuance under
	Securities to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category (1)	(a)	(b)	(c)
Equity compensation plans Approved by security holders	6,930,806	$23.27	1,508,425

Equity compensation plans not approved by security holders	0	0	0

Total (2)	6,930,806	$23.27	1,508,425

(1)
Excluded is any employee benefit plan that is intended to meet the qualification requirements of Section 401(a) of the Code, such as the Association ESOP and the Incentive Savings Plan. Also excluded are 1,787,828  shares of AFC Common Stock which represent unvested restricted stock awards made pursuant to the 2005 Stock Incentive Plan and 64,722 shares of AFC Common Stock which represent unvested restricted stock awards made pursuant to the 2007 Director Stock Plan, as amended,  since such shares, while unvested, were issued and outstanding as of December 31, 2010.  The only equity security issuable under  the equity compensation plans referenced in the table is AFC Common Stock and the only equity compensation plans are stock option plans or arrangements which provide for the issuance of AFC Common Stock upon the exercise of options, the 2005 Stock Incentive Plan which also provides for grant of equity settled stock appreciation rights and awards of restricted stock or equity settled restricted stock units and the 2007 Director Stock Plan , as amended, which provides for awards of restricted stock.  Of the number of securities to be issued and the number of securities remaining available in the above table, 1,199,260 and 1,358,425, respectively, were authorized pursuant to the 2005 Stock Incentive Plan.  Of the number of securities available for future issuance in the above table 150,000 were authorized pursuant to the 2007 Director Stock Plan, as amended.

(2)
Of the shares available for future issuance, 1,358,425 were authorized pursuant to the 2005 Stock Incentive Plan and 150,000 were authorized pursuant to the 2007 Director Stock Plan, as amended, as of December 31, 2010.  Both plans provide for automatic adjustments to outstanding options or grants upon  certain changes in capitalization.  In the event of any stock split, stock divided or other event generally affecting the number of shares of AFC Common Stock held by each person who is then a record holder of AFC Common Stock, the number of shares covered by each outstanding option, grant or award and the number of shares available for grants under the plans shall be adjusted to account for such event.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVES

AFC is seeking a non-binding advisory vote from its shareholders to approve the compensation awarded to our Name Executives.

As noted above, AFC has five Named Executives, who are also executive officers of the Association.  As described in detail above, our executive compensation programs are designed to attract, motivate and retain highly qualified and talented executive officers, including our Named Executives, who are critical to our success.  AFC and the Compensation Committee of the Board, with the benefit of objective input from our independent consultant, monitor executive compensation programs throughout each year and adopt changes to reflect the dynamic marketplace in which AFC competes for talent and changes in AFC’s operating environment, as well as general economic, regulatory and legislative developments affecting executive compensation.

The Board recognizes the importance of aligning executive compensation with shareholder interests in light of the risks and economic conditions faced by AFC and the Association.  We have described in the CD&A the philosophy we have adopted and strategies we have employed to attract, retain and motivate our executives, to link their compensation to the returns experienced by shareholders, and to reward or discipline them in the short term for actions that may only be apparent in shareholder returns over time.  We have demonstrated in the accompanying narrative and tabular discussions how, over a three-year period, our philosophy and strategies have been translated into compensation that is strongly linked to shareholder returns while remaining sensitive to year-to-year operating conditions.  Shareholders are encouraged to carefully review the CD&A, the accompanying compensation tables and the corresponding narrative discussion and footnotes, all set forth on pages 31 through 57 of this proxy statement, for a detailed discussion of our executive compensation programs.

In this Proposal No. 3, commonly known as a “Say-on-Pay” proposal, we are asking you to support the compensation of our Named Executives.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives, as described in this proxy statement pursuant to the rules set forth by the SEC.  In considering this proposal, we ask that you approve the following resolution:

“RESOLVED, that the shareholders of Astoria Financial Corporation hereby approve, on an advisory basis, the compensation of the named executive officers of Astoria Financial Corporation, as disclosed on pages 30 through 56 of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF AFC’S NAMED EXECUTIVES AS DESCRIBED IN THIS PROXY STATEMENT.

Under the proxy rules of the SEC, your vote on the compensation of the Named Executives is advisory and will not be binding on AFC or the Board of Directors, will not affirm prior decisions and will not change fiduciary duties.  However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL NO. 4 – NON-BINDING ADVISORY VOTE TO DETERMINE THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVES

AFC is seeking a non-binding advisory vote from its shareholders regarding the frequency with which non-binding advisory proposals on named executive officer compensation, such as Proposal No. 3 above, should be submitted for a shareholder vote.  Specifically, in this Proposal No. 4, you are being asked to consider and indicate your preference for a shareholder advisory vote regarding the compensation of our Named Executives either “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS.” Please note that you are not voting to approve or disapprove the Board of Directors’ recommendation on this item, but rather to indicate your own choice from among the three frequency options.

In formulating its recommendation, our Board of Directors considered that an annual (non-binding) advisory vote on the compensation of our Named Executives will allow our shareholders to provide us with direct and timely input on our compensation principles, policies and practices.

Accordingly, we ask that you consider the following resolution:

“RESOLVED, that the highest number of votes cast by the shareholders of Astoria Financial Corporation for the option set forth below shall be the preferred frequency with which Astoria Financial Corporation is to hold an advisory vote on the approval of the compensation of its named executive officers included in the proxy statement:

•           EVERY YEAR; or

•           EVERY TWO YEARS; or

•           EVERY THREE YEARS.”

The enclosed proxy card gives you four choices for voting on this item. That is, in addition to considering whether the advisory vote on the compensation of Named Executives should occur every year, every two years, or every three years, you also have the choice to abstain from voting on this item. The option of “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on the compensation of our named Executives that has been selected by shareholders.

Under the proxy rules of the SEC, your vote on this Proposal No. 4 is advisory and will not be binding on AFC or the Board of Directors, will not affirm prior decisions and will not change fiduciary duties.  However, the Board of Directors will review the results on the advisory vote and take them into consideration when making future decisions regarding the frequency for the advisory vote on the compensation of our Named Executives.  Under the SEC’s proxy rules, AFC must, at least once every six years, submit to a vote of its shareholders a non-binding proposal on the frequency of advisory votes on named executive officer compensation, such as this Proposal No. 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE FOR THE OPTION OF EVERY YEAR AS THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AFC’s independent registered public accounting firm, or principal accountant, for the fiscal year ended December 31, 2010 was KPMG LLP. Following its review of the qualifications of KPMG LLP and assuring itself that KPMG LLP is independent from AFC, its officers and directors and does not provide to AFC non-audit services to a degree that KPMG LLP’s independence may be impaired, the Audit Committee has reappointed KPMG LLP as independent registered public accounting firm, or principal accountant, for AFC and the Association for the year ending December 31, 2011, subject to ratification of such appointment by our shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

The following chart details fees billed or fees estimated to be billed for professional or other services rendered by KPMG LLP for AFC’s fiscal years ended December 31, 2009 and 2010:

KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2009 and 2010

	Fiscal Year Ended	Fiscal Year Ended
Service Categories	December 31, 2009	December 31, 2010
Audit Fees (1)	$1,223,600	$1,134,000

Audit-Related Fees (2)	$96,000	$96,000

Tax Fees (3)	$31,500	$31,500

All Other Fees (4)	$0.00	$0.00

(1)
Audit Fees reflect aggregate fees billed or estimated to be billed for professional services rendered for the audit of AFC’s consolidated annual financial statements, the reviews of the financial statements included in AFC’s Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, including services rendered in connection with the audit of internal controls over financial reporting maintained by AFC.

(2)
Audit-Related Fees reflect aggregate fees billed or estimated to be billed for assurance and related services (within the meaning of Item 9(e)(2) of  Section 240.14a-101 of the Exchange Act) that are reasonably related to the performance of the audit or review of AFC’s consolidated financial statements and not reported as Audit Fees, including but not limited to the audit of AFC’s employee benefit plans.

(3)
Tax Fees reflect aggregate fees billed or estimated to be billed for professional services for tax compliance, tax advice and tax planning, consisting primarily of review of state and federal tax returns and quarterly tax payments.

(4)	All Other Fees reflect aggregate fees billed for products and services provided by KPMG LLP other than those set forth above as Audit Fees, Audit-Related Fees and Tax Fees.

It is the policy of the Audit Committee to pre-approve all services provided by KPMG LLP to AFC. In the absence of contrary action by the Audit Committee, of which there has been none, the Board has also delegated to the Chairman of the Audit Committee the authority to pre-approve such services. The Chairman of the Audit Committee is then responsible to report such authorization to the Audit Committee at its next scheduled meeting. All services provided by KPMG LLP during fiscal year 2009 and 2010 were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to the delegation of authority and procedure outlined above.

The Audit Committee, as part of its review of the disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” considered whether the provision of the services rendered, the fees for which are reflected in the chart above entitled “KPMG LLP Fees Billed for the Fiscal Years ended December 31, 2009 and 2010” under the captions entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were, and found them to be, compatible with maintaining the independence of KPMG LLP.

During 2006, the OTS, together with the other federal banking regulatory agencies published the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters.” The advisory is effective for any audit engagement letters entered into by the Association after February 9, 2006 and specifies that agreeing to certain limitation of liability provisions in an audit engagement letter would constitute an unsafe and unsound banking practice on the part of the Association. AFC believes that its engagement letters with KPMG LLP fully comply with the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters,” as applicable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AFC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee

The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

It has been and continues to be the practice of the Board to maintain an Audit Committee of the Board. The Board has adopted a written Charter of the Audit Committee. A copy of the Audit Committee’s Charter is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Charter specifies the purpose of the Audit Committee, the appointment and composition of its members, procedural matters with respect to its meetings, the responsibilities and duties of the Audit Committee and the reporting of Audit Committee activities and recommendations. The management of AFC is primarily responsible for implementing and evaluating the effectiveness of the system of internal controls and financial reporting processes of AFC. AFC’s independent registered public accounting firm is responsible for expressing an opinion on the consolidated financial statements of AFC based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion regarding the effective operation of the system of internal controls over financial reporting.

AFC Common Stock is listed on the NYSE. The Board has determined that the members of the Audit Committee meet the applicable independence standards set forth in the NYSE Listed Company Manual.

Report of the Audit Committee

Under rules established by the SEC, AFC is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

At its meeting held on February 24, 2011, the Audit Committee reviewed the Consolidated Financial Statements and discussed such statements with the management of AFC. At such meeting and at other meetings held during 2010 and 2011, the Audit Committee discussed with AFC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended,  “Communication with Audit Committees,” referred to as SAS 61.  The matters required to be discussed pursuant to SAS 61 include, but are not limited to, significant accounting policies, management judgments and accounting estimates, uncorrected and corrected misstatements, if any, disagreements with management, if any, difficulties encountered with management in performing the audit, if any, and independence.

The Audit Committee has received and reviewed the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence.  The Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

Based upon the review and discussion referred to in this Report, the Audit Committee, at its meeting held on  February 24, 2011, approved and recommended to the Board the inclusion of the Consolidated Financial Statements in the Annual Report on Form 10-K of AFC for the year ended December 31, 2010.

Audit Committee of AFC

John R. Chrin, Chairman	Peter C. Haeffner, Jr.
Denis J. Connors	Brian M. Leeney
John J. Conefry, Jr.	Ralph F. Palleschi

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AFC’s directors and executive officers, among others, to file reports of ownership and changes in ownership of their AFC equity securities with the SEC and to furnish AFC with copies of all such reports. Based solely upon a review of the copies of these reports and amendments thereto received by AFC, AFC believes that all applicable filing requirements were complied with for 2010, except as follows:  Mr. Gary T. McCann sold an aggregate of 8,933 shares of AFC Common Stock on November 1, 2010, which sale was not reported to the SEC in timely fashion.  This transaction was reported by a filing with the SEC on November 4, 2010.

Cost of Proxy Solicitation

The cost of solicitation of proxies by AFC will be borne by AFC. Phoenix Advisory Partners Inc. has been retained to assist in the solicitation of proxies under a contract providing for payment of a fee of $7,500 plus reimbursement for its expenses. In addition to solicitations by mail and by Laurel Hill Advisory Group, Inc., a number of officers and employees of AFC and the Association may solicit proxies in person, by mail or by telephone, but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of AFC Common Stock held of record by such fiduciaries, and AFC will reimburse them for their reasonable expenses in accordance with the rules of the SEC and the NYSE.

Shareholder Proposals

To be considered for inclusion in AFC’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2012, a shareholder proposal, including a recommendation of a director nominee, must be received by the Secretary of AFC at the address set forth on page 1 of this Proxy Statement not later than December 16, 2011. Any shareholder proposal will be subject to Rule 14a-8 promulgated by the SEC under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of AFC provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. The shareholder must give written advance notice to the Secretary of AFC not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date on which AFC’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder’s name and address, as they appear on AFC’s record of shareholders, the class and number of shares of AFC’s capital stock that are beneficially owned by such shareholder, a brief description of the proposed business or the names of the person(s) the shareholder proposes to nominate, and, as to business which the shareholder seeks to bring before an annual meeting, the reason for conducting such business at the annual meeting and any material interest of such shareholder in the proposed business.

In the case of nominations for election to the Board, the shareholder’s notice must also include as to each proposed nominee all information regarding the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including, but not limited to, such proposed nominee’s consent to being named in the proxy statement as a nominee and to serve if elected. Nothing in this paragraph shall be deemed to require AFC to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Shareholder Communications

The Board has established a process for shareholders or other interested parties to communicate with the Board or any of its members. Communications to Messrs. Engelke or Keegan may be sent directly to them at the address set forth on page 1 of this Proxy Statement. Those who wish to communicate with the presiding director, the non-management, or independent, directors or the entire Board may do so by writing to:

Chairman of the Nominating and Corporate Governance Committee
c/o Alan P. Eggleston, Executive Vice President, Secretary and General Counsel
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042

Such communications should be delivered in a sealed envelope marked “Personal and Confidential.” Such communications shall be delivered unopened by the Executive Vice President, Secretary and General Counsel to the Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee will acknowledge receipt of such correspondence and, if applicable, provide a copy to each Board member or each non-management or independent director.

Employees, who may also be shareholders of AFC, are provided several methods for providing confidential communications to the Chairman of the Audit Committee and the Chairman of the Nominating and Corporate Governance Committee. These procedures are outlined in AFC’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees of AFC and its affiliated companies, including the Association and is available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Shareholders may request a printed copy of such document by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

Director Attendance at Annual Meetings

It is the policy of AFC that all directors are strongly encouraged to attend the Annual Meeting and that, at a minimum, a quorum of the Board be in attendance.  At the annual meeting of shareholders held on May 19, 2010, all of the directors were present, except Mr. Donahue, who sadly died in May, 2010.

Householding

The SEC allows the delivery of a single proxy statement and annual report to an address shared by two or more of our shareholders.  This delivery method, referred to as “householding,” can result in significant cost savings for AFC.  In order to take advantage of this opportunity, banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions.  AFC will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.  A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one without charge by addressing a request to Investor Relations at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 or by calling (516) 327-7877.  You may also obtain a copy of the proxy statement and annual report from the Company’s website (http://ir.astoriafederal.com) by clicking on “Annual Report” and/or “Proxy Statement.”  Shareholders of record sharing an address who are receiving multiple copies of proxies and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner.  If you are the beneficial owner, but not the record owner, of AFC’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other Matters Which May Properly Come Before the Meeting

The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote on the Internet, by telephone or by returning your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

An additional copy of AFC’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2010, as filed with the SEC, will be furnished without charge to any shareholder upon written request to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042-1085. Copies can also be obtained without charge from AFC’s Investor Relations website at http://ir.astoriafederal.com.

By order of the Board,

Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Lake Success, New York
April 11, 2011

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES OF AFC COMMON STOCK ON THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EXHIBIT A – AMENDMENT TO THE 2005 RE-DESIGNATED, AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES OF ASTORIA FINANCIAL COORPORATION

1.           Article II — Article II shall be amended by adding a new Section 2.40 and renumbering the existing Sections 2.40 and 2.41 accordingly.  The new Section 2.40 shall read in its entirety as follows:

Section 2.40         Supplemental Effective Date means March 25, 2011.

2.            Article III — Section 3.1 shall be amended to read in its entirety as follows:

Section 3.1           Shares Available under the Plan.  Subject to Section 9.3, the maximum aggregate number of Shares representing unvested Restricted Stock Awards and unexercised Options and stand-alone Stock Appreciation Rights outstanding at any one time shall not exceed (a) 5,250,000 Shares with respect to Restricted Stock Awards, Options, and stand-alone Stock Appreciation Rights made prior to the Supplemental Effective Date, and (b) 2,379,895 shares with respect to Restricted Stock Awards, Options, and stand-alone Stock Appreciation Rights made on or after the Supplemental Effective Date.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.  Subject to Section 9.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options and Stock Appreciation Rights (a) granted or awarded before the Supplemental Effective Date shall be 5,250,000 Shares, and (b) granted or awarded on or after the Supplemental Effective Date shall be 2,379,895 Shares.

3.           Article IX — Section 19.1 shall be amended to read in its entirety as follows:

Section 9.1  Termination.  The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Supplemental Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Supplemental Effective Date.  In the event of any suspension or termination of the Plan, all Options, Stock Appreciation Rights and Restricted Stock Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option and Stock Appreciation Right agreements and the Award Notices evidencing such Options, Stock Appreciation Rights and Restricted Stock Awards.

4.           Article X — Section 10.8 shall be amended to read in its entirety as follows:

Section 10.8         Approval of Shareholders.  The Plan shall be subject to approval by the Corporation’s shareholders within twelve (12) months before or after the date the Board adopts the Plan. Any Option, Stock Appreciation Right or Restricted Stock Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.  Any Option, Stock Appreciation Right or Restricted Stock Award made on or after the Supplemental Effective Date in reliance on the additional Shares to be authorized by Amendment No. 2 shall be contingent on approval by the Corporation’s shareholders of Amendment No. 2 to the Plan and shall be void ab initio in the event such approval is not obtained.  No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the Supplemental Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in Section 6.3 shall have been re-approved by the stockholders of the Company in the manner required by Section 162(m) of the Code and the regulations thereunder.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

ASTORIA FINANCIAL CORPORATION	INTERNET http://www.proxyvoting.com/af Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 97201

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 5 AND “1 YEAR” UNDER PROPOSAL NO. 4.

						FOR	AGAINST	ABSTAIN
1. The election of nominees	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	2.	The approval of an amendment to the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation.	☐	☐	☐
01 George L. Engelke, Jr.	☐	☐	☐
02 Peter C. Haeffner, Jr. and 03 Ralph F. Palleschi				3.	The approval, on a non-binding basis, of the compensation of Astoria Financial Corporation’s named executive officers.	☐	☐	☐
as directors for terms of three years each					1 year	2 years	3 years	Abstain
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below.				4.	The approval, on a non-binding basis, of the frequency of future shareholder advisory votes to approve the compensation of Astoria Financial Corporation’s named executive officers. ☐	☐	☐	☐

						FOR	AGAINST	ABSTAIN
*Exceptions				5.	The ratification of the appointment of
					KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2011.	☐	☐	☐

The undersigned hereby acknowledges receipt, prior to the execution of this proxy, of a Notice of Annual Meeting of Shareholders of Astoria Financial Corporation, a Proxy Statement dated April 11, 2011 for the Annual Meeting and an Astoria Financial Corporation 2010 Annual Report and Form 10-K.

Mark Here for Address Change or Comments SEE REVERSE	☐

Please sign name exactly as it appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Signature	Date

You can now access your Astoria Financial Corporation account online.

Access your Astoria Financial Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Astoria Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/af

 ▼   FOLD AND DETACH HERE   ▼

ASTORIA FINANCIAL CORPORATION

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL
CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 18, 2011 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned shareholder of Astoria Financial Corporation hereby authorizes and appoints Robert C. Azarow, John M. Graham, III or either of them as proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of Astoria Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Astoria Financial Corporation, to be held on May 18, 2011 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 WO# 97201

ASTORIA FINANCIAL CORPORATION

WO#
99203-bl

▼  FOLD AND DETACH HERE  ▼

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

Please mark your votes as indicated in this example ☒
THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 5 AND “1 YEAR” UNDER PROPOSAL NO. 4.
Proposal Nos. 1, 2, 3, 4 and 5 listed below in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

					FOR	AGAINST	ABSTAIN
1. The election of nominees	FOR ALL	WITHHOLD FOR ALL	**EXCEPTIONS	2. The approval of an amendment to the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and	☐	☐	☐
01 George L. Engelke, Jr.	☐	☐	☐	Employees of Astoria Financial Corporation.

02 Peter C. Haeffner, Jr. and				3. The approval, on a non-binding basis, of the compensation of Astoria Financial Corporation’s named executive officers.	☐	☐	☐
03 Ralph F. Palleschi

as directors for terms of three years each				1 year	2 years	3 years	Abstain
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below.				4. The approval, on a non-binding basis, of the frequency of future shareholder advisory votes to approve the compensation of Astoria Financial Corporation’s named executive officers. ☐	☐	☐	☐
					FOR	AGAINST	ABSTAIN
*Exceptions  _________________________________________________________
The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 11, 2011 for the Annual Meeting and an Astoria Financial Corporation 2009 Annual Report and Form 10-K.
				5. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2011.	☐	☐	☐

In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please sign and date below and return promptly in the enclosed postage-paid envelope.

Signature	Signature	Date

 ▼   FOLD AND DETACH HERE   ▼

ASTORIA FINANCIAL CORPORATION
CONFIDENTIAL VOTING INSTRUCTION

SOLICITED BY THE EMPLOYEE STOCK OWNERSHIP PLAN COMMITTEE, AS PLAN ADMINISTRATOR, FOR THE

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN

As a named fiduciary, the undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the ESOP) hereby provides the voting instructions hereinafter specified to BNY Mellon Shareholder Services, as designee of Astoria Federal Savings and Loan Association, which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the ESOP (the Trustee), to vote, in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 25, 2011 , at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 18, 2011 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 11, 2011, the Trustee will vote the common stock of Astoria Financial Corporation held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter dated April 11, 2011 from the ESOP Committee.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter dated April 11, 2011 from the ESOP Committee.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 WO# 97203-b

ASTORIA FINANCIAL CORPORATION

WO#
99203-pk

▼  FOLD AND DETACH HERE  ▼

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 5 AND “1 YEAR” UNDER PROPOSAL NO. 4.

Proposal Nos. 1, 2, 3, 4 and 5 listed below in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

1. The election of nominees	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	2.	The approval of an amendment to the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 George L. Engelke, Jr.	☐	☐	☐
02 Peter C. Haeffner, Jr. and 03 Ralph F. Palleschi				3.	The approval, on a non-binding basis, of the compensation of Astoria Financial Corporation’s named executive officers.	☐	☐	☐
as directors for terms of three years each					1 year	2 years	3 years	Abstain
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below.				4.	The approval, on a non-binding basis, of the frequency of future shareholder advisory votes to approve the compensation of Astoria Financial Corporation’s named executive officers. ☐	☐	☐	☐

						FOR	AGAINST	ABSTAIN
*Exceptions				5.	The ratification of the appointment of	☐	☐	☐
The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 11, 2011 for the Annual Meeting and an Astoria Financial Corporation 2009 Annual Report and Form 10-K.
					KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2011.

In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please sign and date below and return promptly in the enclosed postage-paid envelope.
Signature	Signature	Date

▼   FOLD AND DETACH HERE   ▼

ASTORIA FINANCIAL CORPORATION
CONFIDENTIAL VOTING INSTRUCTION
SOLICITED BY ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, AS PLAN ADMINISTRATOR,
FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION INCENTIVE SAVINGS PLAN

The undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Incentive Savings Plan (the 401K Plan) as a named fiduciary hereby provides the voting instructions hereinafter specified to Mellon Investor Services LLC, as the designee of Astoria Federal Savings and Loan Association, as Plan Administrator (the Plan Administrator), which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the 401K Plan (the Trustee) to vote in person, by limited or general power of attorney or by proxy the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 25, 2011, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 18, 2011 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 11, 2011, the Plan Administrator of the 401K Plan will give voting directions to the Trustee. Such directions will reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Plan Administrator dated April 11, 2011.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter from the Plan Administrator dated April 11, 2011.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

WO#
97203-pk

One Astoria Federal Plaza
Lake Success, NY 11042-1085
(516) 327-3000

April 11, 2011

To:	All Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) Participants

Re:	Annual Meeting of Shareholders to be held on May 18, 2011

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 18, 2011, enclosed please find the following documents:

a)	Confidential Voting Instruction card,
b)	Proxy Statement dated April 11, 2011, including a Notice of Annual Meeting of Shareholders,
c)	2010 Annual Report and Form 10-K, and
d)	postage-paid return envelope addressed to BNY Mellon Shareholder Services (BNY Mellon Shareholder Services is the Confidential Voting Instruction tabulator for the ESOP).

As a participant and a “named fiduciary” in the ESOP, you have the right to direct the ESOP Trustee (Prudential Bank & Trust Company, FSB) how to vote at the Annual Meeting the shares of Astoria Financial Corporation Common Stock (Shares) allocated to your account in the ESOP and held as of March 25, 2011 by Prudential Bank & Trust Company, FSB, as ESOP Trustee.

As a “named fiduciary,” you are the party who is identified in the voting section of the ESOP Trust as responsible for directing the Trustee how to vote your allocated ESOP Shares. The number of Shares in your ESOP account held by Prudential Bank & Trust Company, FSB is shown on the enclosed Confidential Voting Instruction card. Please mark the appropriate boxes on the card and sign, date and return it in the enclosed postage-paid return envelope. If you sign, date and return your card, but do not check the box for a particular proposal, the Trustee will vote your shares according to the recommendation of the Board of Directors for that particular proposal. For your ESOP voting instruction to be counted, BNY Mellon Shareholder Services must receive your Confidential Voting Instruction card no later than May 11, 2011.

The ESOP Trust states that the Trustee will generally vote unallocated Shares and allocated Shares for which it receives no written instructions in the same manner and proportion as the allocated Shares for which voting instructions have been received. The Trustee’s vote must be in accordance with its fiduciary duties and in a manner determined by the Trustee to be prudent and solely in the interest of ESOP participants and beneficiaries. State Street Bank and Trust Company has been engaged as Independent Fiduciary to make this determination for the ESOP Trustee.

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION • FOUNDED 1888

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2011 Annual Meeting of Shareholders. If this should happen, the Independent Fiduciary will determine for the ESOP Trustee how to vote upon such matters.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. You should then seal the card in the enclosed envelope and return it to BNY Mellon Shareholder Services. To direct the voting of Shares within the ESOP, the Confidential Voting Instruction card must be received by BNY Mellon Shareholder Services no later than May 11, 2011.

Please note that the instructions of individual participants are to be kept confidential by BNY Mellon Shareholder Services and the Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours,
The ESOP Committee

By:
Steven G. Miss

One Astoria Federal Plaza
Lake Success, NY 11042-1085
(516) 327-3000

April 11, 2011

To:	All Astoria Federal Savings and Loan Association Incentive Savings Plan (“401K Plan”) Participants with a portion of their account balance invested in the Employer Stock Fund

Re:	Annual Meeting of Shareholders to be held on May 18, 2011

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 18, 2011, enclosed please find the following documents:

a)	Confidential Voting Instruction card,
b)	Proxy Statement dated April 11, 2011, including a Notice of Annual Meeting of Shareholders,
c)	2010 Annual Report and Form 10-K, and
d)	postage-paid return envelope addressed to BNY Mellon Shareholder Services (BNY Mellon Shareholder Services is the Confidential Voting Instruction tabulator for the 401K Plan).

As a participant in the 401K Plan with all or a portion of your account balance invested in the Employer Stock Fund and as a “named fiduciary,” you have the right to participate in directing how the Plan Administrator (Astoria Federal Savings and Loan Association) instructs the 401K Trustee (Prudential Bank & Trust Company, FSB) to vote the shares of Astoria Financial Corporation Common Stock (Shares) held by the 401K Plan as of March 25, 2011, the meeting record date (provided that you had all or a portion of your account invested in the Employer Stock Fund as of the most recent valuation date on or before the meeting record date). In general, the 401K Trustee will be directed to vote the Shares held in the Employer Stock Fund “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal listed on the Confidential Voting Instruction card in the same proportions as instructions to cast votes “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal are given by those individuals with the right to give directions. Each individual’s instructions are weighted according to the value of the participant’s interest in the Employer Stock Fund as of the most recent valuation available prior to the record date. If you do not file a Confidential Voting Instruction card on or before May 11, 2011, or if you “ABSTAIN”, your directions will not count.

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION • FOUNDED 1888

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2011 Annual Meeting of Shareholders. If this should happen, the 401K Trustee will be instructed to vote upon such matters in the 401K Trustee’s discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the 401K Trustee.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Plan Administrator. You should then seal the card in the enclosed envelope and return it to BNY Mellon Shareholder Services. To direct the voting of your Shares, your instruction card must be received by BNY Mellon Shareholder Services no later than May 11, 2011.

Please note that the instructions of individual participants are to be kept confidential by BNY Mellon Shareholder Services and the 401K Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours,
Plan Administrator for the Astoria Federal
Savings and Loan Association Incentive
Savings Plan

By:
Authorized Signature